                                                                    EXHIBIT 10.5

                                      LEASE





                                980 Mission Court
                               Fremont, California

              For a part of Building 4 of Mission Corporate Center



LANDLORD:             MISSION COURT PROPERTIES, INC.,
                      a California corporation



TENANT:               SMARTFLEX SYSTEMS, INCORPORATED,
                      a Delaware corporation

                                      LEASE
                             SUMMARY OF BASIC TERMS


A.       REFERENCE DATE:   March 21, 1999

B.       LANDLORD:         Mission Court Properties, Inc., a California
                           corporation

C.       TENANT:           Smartflex Systems, Incorporated, a Delaware
                           corporation


D.       TRADE NAME (if any): None.

E.       GUARANTOR (if any): None.

F. PREMISES (Section 1.1, Exhibit A): Approximately forty one thousand nine hundred two (41,902) square feet of Rentable Area, comprising of a part of the Rentable Area in Building 4 (the Building ) of Mission Corporate Center, known as 980 Mission Court, located in the city of Fremont, County of Alameda, State of California, more particularly described in Exhibit A hereto.

         Project: The Building, other buildings, landscaping, parking spaces, roadways and walkways on the land commonly known as Mission Corporate Center, Fremont, California. A general site plan of the Project is set forth in Exhibit B hereto.

G.       PARKING SPACES (Section 1.3): Unreserved use of 168 Parking Spaces.

H.       TERM (Section 2.1): Approximately Five (5) years, One and one-half
         (1.5) months

Projected Commencement Date: March 21, 1999

Rent Commencement Date:      The sooner of the date of Substantial Completion of
                             Phase 1 of the Tenant Improvements or April 21,
                             1999

Expiration Date:             April 30, 2004

I.       BASE ANNUAL RENT (Section 3.1):

         Advance Rent payable upon Tenant's execution: $37,292.78

         Base Annual Rent: Four Hundred Forty Seven Thousand Five Hundred Thirteen and 36/100 Dollars ($447,513.36).

        Monthly Installments:  $37,292.78

        Adjustment Dates:  May 1, 2000; May 1, 2001; May 1, 2002; May 1, 2003

J. PERMITTED USE (Section 4.1): Subject to the requirements regarding Hazardous Material and other limitations and provisions of Article 4:
        The Premises shall be used only for the purpose of manufacturing of electronics and electro mechanical products, general warehousing and related office uses.

K.      ADDRESS FOR NOTICES (Article 23):

        To Landlord:                        With Copies To:
        Mission Court Properties, Inc.      Richard Yeung
        5020 Brandin Court                  Pacific Resources Asset Development, Inc.
        Fremont, California  94538          22 Fourth Street
                                            San Francisco, California 94103

                                            Tyrrell M. Prosser
                                            Baker & McKenzie
                                            2 Embarcadero Ctr., 24th Floor
                                            San Francisco, California 94111

        To Tenant:

                                            With a copy to:
        Smartflex Systems, Incorporated     Smartflex Systems, Incorporated
        980 Mission Court                   14312 Franklin Avenue
        Fremont, California  94539                P.O. Box 2085
        Attn: Mr. James Cogan               Tustin, California  92781-2085
                                            Attn:  Mr. Joe Pendergrass

L.      TAXES AND OPERATING COSTS (Section 3.4):

Tenant's Building Share:51.29 %

Tenant's Project Share: 13.04 %

M.      SECURITY DEPOSIT (Article 24): Forty Two Thousand Seven Hundred Ninety
                                       Four and 32/100 Dollars ($42,794.32).

N.      BROKER(S) (Article 25):

        Steve Kapp
        BT Commercial Real Estate
        530 Water Street, Suite 750
        Oakland, California  94607

        License No.: 00825241
                     --------

        COOPERATING BROKERS:

        Terry Bill
        Joe Elliot
        Colliers International
        1960 The Alameda, Suite 100
        San Jose, California  95126

        License No.: 00490878
                     --------

O. ADJUSTMENTS IN RENT AND TERM: The figures set forth in Paragraph I (Base Annual Rent) above are subject to increase pursuant to Section 3.3 and
        Article 27 hereto, and the length of term set forth in Paragraph H
        (Term) above is subject to extension pursuant to Article 27 hereto.

        The General Lease Provisions identified above in parentheses are those provisions making reference to above-described Basic Terms. Each such reference in the General Lease Provisions shall incorporate the applicable Basic Terms. The Summary of Basic Terms and the General Lease Provisions each comprise a part of this Lease, and in the event of any conflict between the Summary of Basic Terms and the General Lease Provisions, the latter shall control.


TENANT:                                              LANDLORD:

SMARTFLEX SYSTEMS INCORPORATED, a Delaware           MISSION COURT PROPERTIES, INC., a California
corporation                                          corporation

By: /s/ James C. Cogan                               By: /s/ Sam Yip
    -----------------------------------                  --------------------------------------
    James C. Cogan                                       Sam Yip
    -----------------------------------                  --------------------------------------
Print Name:                                          Print Name:
Its: VP & GM, EMS Business Unit                      Its: VP of Finance
    -----------------------------------                  --------------------------------------

By: /s/ Joe L. Pendergrass                           By:
    -----------------------------------                  --------------------------------------
    Joe L. Pendergrass
    -----------------------------------                  --------------------------------------
Print Name:                                          Print Name:
Its: Director of Logistics                           Its:
    -----------------------------------                  --------------------------------------

                                      TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----

        SUMMARY OF BASIC TERMS.........................................................i

        TABLE OF CONTENTS..............................................................iii

        ARTICLE 1 - PREMISES/COMMON AREAS/PARKING......................................1
        Section 1.1 - Premises.........................................................1
        Section 1.2 - Common Areas.....................................................1
        Section 1.3 - Parking..........................................................1

        ARTICLE 2 - TERM/CONSTRUCTION OF PREMISES......................................2
        Section 2.1 - Term.............................................................2
        Section 2.2 - Construction of Premises.........................................2
        Section 2.3 - Acceptance by Tenant.............................................2

        ARTICLE 3 - RENT: BASE ANNUAL RENT: TAXES. BUILDING COSTS
        AND PROJECT COSTS..............................................................3
        Section 3.1 - Rent.............................................................3
        Section 3.2 - Base Annual Rent.................................................3
        Section 3.3 - Adjustments to Base Annual Rent..................................3
        Section 3.4 - Taxes, Building Costs and Project Costs..........................3
        Section 3.5 - Additional Taxes.................................................6
        Section 3.6 - Late Payments: Charges: Interest: Default Rate...................6
        Section 3.7 - Consideration....................................................6
        Section 3.8 - Time and Manner of Payment in General............................6

        ARTICLE 4 - USE AND OCCUPANCY..................................................7
        Section 4.1 - Permitted Use....................................................7
        Section 4.2 - Compliance with Law..............................................7
        Section 4.3 - Compliance with Insurance Requirements...........................7
        Section 4.4 - Certificates of Occupancy........................................7
        Section 4.5 - Life-Safety Systems..............................................8
        Section 4.6 - Prohibited Uses..................................................8
        Section 4.7 - Definition of Hazardous Material.................................8
        Section 4.8 - Tenant's Obligation..............................................8
        Section 4.9 - Landlord's Exculpation...........................................10
        Section 4.10 - Right of Contribution...........................................10
        Section 4.11 - Monitoring......................................................10
        Section 4.12 - Abatement Activities............................................11
        Section 4.13 - Effect on Proposed Assignments and Sublets......................11

        ARTICLE 5 - ASSIGNMENT/SUBLETTING/MORTGAGE.....................................11
        Section 5.1 - Prohibition: Definitions.........................................11
        Section 5.2 - Assignments or Subleases Subject to Landlord's
                      Prior Written Consent ...........................................12
        Section 5.3 - Share of Proceeds of Assignment or Sublease......................13
        Section 5.4 - Landlord Options to Terminate Lease..............................13

        ARTICLE 6 - ALTERATIONS........................................................13
        Section 6.1 - Alterations......................................................13
        Section 6.2 - Mechanics' Liens.................................................14
        Section 6.3 - Alterations as Landlord's Property...............................14
        Section 6.4 - Indemnification..................................................14
        Section 6.5 - Survival.........................................................15

        ARTICLE 7 - REPAIRS............................................................15
        Section 7.1 - Tenant's Obligations/Procedures..................................15
        Section 7.2 - Landlord's Obligations and Rights................................15
        Section 7.3 - Statutory Waivers................................................16
        Section 7.4 - No Liability of Landlord.........................................16

        ARTICLE 8 - SUBORDINATION/PROTECTION OF LENDERS................................16
        Section 8.1 - Subordination and Attornment.....................................16
        Section 8.2 - Superiority of Lease and Attornment..............................17
        Section 8.3 - Lender's Right to Cure...........................................17
        Section 8.4 - Tenant's Financial Statements....................................17
        Section 8.5 - Lease Modifications..............................................17

        ARTICLE 9 - LIABILITY/INDEMNIFICATION..........................................18
        Section 9.1 - Landlords Exculpation and Limitation of Liability................18
        Section 9.2 - Tenant's Liability. Indemnification and Hold Harmless............18
        Section 9.3 - Survival and Conflicts with other Indemnity Provisions...........18

        ARTICLE 10 - DAMAGE/DESTRUCTION................................................18


        Section 10.1 - Destruction and Repair..........................................18
        Section 10.2 - 180 Day and 60 Day Repair Criteria..............................19
        Section 10.3 - Lack of Insurance Proceeds......................................19
        Section 10.4 - No Release of Liability.........................................19
        Section 10.5 - Tenant's Negligence.............................................19
        Section 10.6 - Express Agreement Re Damage and Destruction.....................20

        ARTICLE 11 - EMINENT DOMAIN....................................................20
        Section 11.1 - Partial or Total Taking.........................................20
        Section 11.2 - Award...........................................................20
        Section 11.3 - Sale to Condemning Authority....................................20
        Section 11.4 - Proration/Abatement of Base Annual Rent.........................20
        Section 11.5 - Temporary Taking................................................20

        ARTICLE 12 - UTILITIES.........................................................20
        Section 12.1 - Utilities.......................................................20

        ARTICLE 13 - LANDLORD'S RIGHT OF ENTRY.........................................21

        ARTICLE 14 - TENANT'S INSURANCE................................................21
        Section 14.1 - Tenant's Insurance..............................................21
        Section 14.2 - General Requirements of Tenant's Insurance......................21
        Section 14.3 - Waiver of Subrogation...........................................22
        Section 14.4 - Landlord's Insurance............................................22

        ARTICLE 15 - INSOLVENCY OR BANKRUPTCY..........................................23
        Section 15.1 - Insolvency or Bankruptcy........................................23
        Section 15.2 - Measure of Damages..............................................23
        Section 15.3 - Provision of Services and Assumption of Lease...................23

        ARTICLE 16 - DEFAULT/REMEDIES..................................................23
        Section 16.1 - Events of Default...............................................23
        Section 16.2 - Termination of the Right to Possession..........................24
        Section 16.3 - Rights Upon Termination.........................................24
        Section 16.4 - Continuance of Lease............................................25
        Section 16.5 - Other Remedies..................................................25
        Section 16.6 - Waiver of Rights of Redemption and Time for Service of Notice...25
        Section l6.7 - Procedural Matters..............................................25

        ARTICLE 17 - LANDLORD'S RIGHT TO PERFORM.......................................26

        ARTICLE 18 - END OF TERM.......................................................26
        Section 18.1 - Condition of Premises...........................................26
        Section 18.2 - Holding Over....................................................26
        Section 18.3 - Conditions of Termination.......................................26

        ARTICLE 19 - QUIET POSSESSION..................................................26

        ARTICLE 20 - RULES AND REGULATIONS.............................................27

        ARTICLE 21 - NO WAIVER/ENTIRE AGREEMENT/MODIFICATION...........................27

        ARTICLE 22 - LANDLORD'S DEFAULT/LIABILITY......................................27
        Section 22.1 - Force Majeure...................................................27
        Section 22.2 - Notice/Right to Cure............................................27
        Section 22.3 - Limitation of Landlord's Liability..............................28
        Section 22.4 - Sale by Landlord................................................28

        ARTICLE 23 - NOTICES...........................................................28
        Section 23.1 - Notices To Tenant...............................................28
        Section 23.2 - Notices to Landlord.............................................28
        Section 23.3 - Notices Generally...............................................28

        ARTICLE 24 - SECURITY DEPOSIT..................................................28

        ARTICLE 25 - BROKERAGE.........................................................29

        ARTICLE 26 - MISCELLANEOUS.....................................................29
        Section 26.1 - Capitals and Construction.......................................29
        Section 26.2 - Definitions.....................................................29


        Section 26.3 - Successors and Assigns..........................................29
        Section 26.4 - Landlord's Approval.............................................29
        Section 26.5 - Joint and Several Liability.....................................29
        Section 26.6 - Governing Law...................................................29
        Section 26.7 - Severability....................................................29
        Section 26.8 - Security Systems................................................30

                                       iv


        Section 26.9 - Time of the Essence.............................................30
        Section 26.10 - Recordation....................................................30
        Section 26.11 - Change of Name.................................................30
        Section 26.12 - Estoppel Certificates..........................................30
        Section 26.13 - Authority......................................................30
        Section 26.14 - Attorneys' Fees................................................30
        Section 26.15 - Waiver of Trial By Jury; Venue; Jurisdiction...................31
        Section 26.16 - Substitution of Premises.......................................31
        Section 26.17 - Binding Effect.................................................31
        Section 26.18 - Signs..........................................................31
        Section 26.19 - No Merger......................................................31
        Section 26.20 - Acknowledgment of Waivers and Limitations......................31
        Section 26.21 - Exhibits: Riders: Addenda......................................31

        ARTICLE 27 - OPTION TO EXTEND..................................................31
        Section 27.1 - Grant of Options................................................31
        Section 27.2 - General Provisions..............................................31
        Section 27.3 - Exercise........................................................32
        Section 27.4 - Effect of Default or Occupancy..................................32
        Section 27.5 - Option Term Rent................................................32
        Section 27.6 - Options Personal................................................32
        Section 27.7 - Time of Essence.................................................32

        Article 28 - RIGHT OF FIRST OFFER..............................................32

        LIST OF EXHIBITS

        EXHIBIT A - Premises
        EXHIBIT B - Project Description
        EXHIBIT C - Confirmation of Lease Term
        EXHIBIT D - Work Letter Agreement
        EXHIBIT E - Rules and Regulations
        EXHIBIT F - Sign Program

                            GENERAL LEASE PROVISIONS
                    ARTICLE 1 - PREMISES/COMMON AREAS/PARKING

Section 1.1 - Premises

        Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises comprising the area described in Paragraph F of the Summary of Basic Terms, substantially as outlined on the floor plan(s) that have been signed by Landlord and Tenant and comprise Exhibit A hereto. The plan(s) set forth in Exhibit A are used solely for the purpose of identifying or designating the Premises under the terms of this Lease and any markings, measurements, dimensions, footages or notes of any kind contained thereon have no bearing upon any of the terms, covenants, conditions, provisions or agreements of this Lease and are not to be considered a part thereof.

Section 1.2 - Common Areas

        1.2.1 Tenant shall have the right to the nonexclusive use of all areas and facilities outside the Premises that are provided and designated by Landlord from time to time for the general nonexclusive use of tenants at the Project, and which are located (a) within the Building (herein called "Building Common Areas"), and (b) outside the Building and outside other buildings designed for occupancy by tenants (and constructed from time to time by Landlord), but within the exterior boundary lines of the Project, including, without limitation, parking areas, loading and unloading areas, roadways, walkways and landscaped area (herein called "Project Common Areas"). The Building Common Areas (if any) and the Project Common Areas collectively are sometimes herein called the "Common Areas." Landlord shall at all times have the right to use such Common Areas.

        1.2.2 Landlord shall maintain the Common Areas in a manner comparable to the manner other first-class properties similar in size, character and location are maintained and operated. The manner in which the Common Areas are operated and the expenditures therefor shall be at the sole discretion of Landlord. The use of Common Areas shall be subject to the Rules and Regulations (as defined in Article 20) and the provisions of any covenants, conditions and restrictions affecting the Project, as Landlord shall make from time to time, as further provided in Section 1.2.4 and Article 20.

        1.2.3 Exhibit A and Exhibit B show the approximate location of the Premises, Common Areas and Project and are not meant to constitute an agreement as to the specific location of the Premises, Common Areas or the elements thereof or of the means of access to the Premises, Building or the Project. Landlord hereby reserves the right, at any time and from time to time, as long as reasonable access to the Premises and Building remains available, to (a) use the Common Areas while engaged in making alterations in or additions or repairs to the Project, and (b) close temporarily any of the Common Areas for maintenance purposes. Tenant agrees that no diminution of light, air, or view by any structure that may be erected in, about or outside the Project after the date hereof shall entitle Tenant to any reduction of Base Annual Rent or any other Rent (as defined below) or result in any liability of Landlord to Tenant.

        1.2.4 Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions in addition to the covenants, conditions and restrictions existing as of the Reference Date affecting the Project. Unless required by governmental authorities, Landlord shall not exercise its rights under this Section 1.2.4 if such easements, rights, dedications, maps and covenants, conditions and restrictions unreasonably interfere with Tenant's use of the Premises. At Landlord's request, Tenant shall promptly join in the execution of any of the aforementioned documents. The Building and the Project may be known by any name that Landlord may choose, which name may be changed from time to time in Landlord's sole discretion.

        1.2.5 The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord specified under this Lease. Tenant shall not use the Common Areas for its day-to-day business other than using appropriately designated areas of the Common Areas for ingress and egress, parking, or loading and unloading. Without limiting the generality of the foregoing, storage, either permanent or temporary, of any materials, supplies, equipment or refuse in the Common Areas is strictly prohibited. Should Tenant violate this provision of the Lease, such violation shall be considered a material violation of this Lease and Landlord may, at its option after reasonable written advance notice to Tenant, remove said materials, supplies or equipment from the Common Areas and place such items in storage, the cost thereof to be paid by Tenant to Landlord as additional Rent under thus Lease within ten (10) days after Landlord gives Tenant a statement therefor. All subsequent costs in connection with the storage of said items shall be paid to Landlord by Tenant as accrued. Tenant agrees that receiving and shipping goods and merchandise and all removal of refuse shall be made only by way of the designated loading areas immediately adjacent to and serving the Premises. If, in the opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons.

Section 1.3 - Parking

Tenant shall have the right for the benefit of Tenant and its employees, customers and invitees to use of the number of "Parking Spaces" set forth in Paragraph G of the Summary of Basic Terms on an unassigned, unreserved basis for parking by vehicles no larger than full-sized passenger automobiles or pick-up trucks on, and only on, those portions of the Project Common Areas provided and designated by Landlord from time to time for parking.

Tenant shall also be permitted to park vans and trucks on an overnight basis on the ramp adjacent to the receiving dock area, subject to compliance with all laws and conditions of approval for the Project. Tenant shall not at any time park or

                                       1



permit the parking of motor vehicles, belonging to it or to others, so as to interfere with the walkways, roadways, or loading areas, or in any portion of the parking areas not designated by Landlord for such use by Tenant.

                    ARTICLE 2 - TERM/CONSTRUCTION OF PREMISES

Section 2.1 - Term

        2.1.1 The term of this Lease (the "Term") shall commence upon the date of Substantial Completion (as defined below) of the Landlord-Provided Improvements (as defined in the Work Letter described below), advanced for any Tenant Delay as provided below (the "Commencement Date"), which the parties estimate will occur on the Projected Commencement Date and, except as otherwise provided herein or in any exhibit or addendum hereto, shall continue in full force to and including the Expiration Date. Should the Commencement Date be a date other than the Projected Commencement Date, Landlord and Tenant shall promptly execute a Confirmation of Lease Term in the form set forth as Exhibit C hereto, but the failure of either or both to do so shall not affect the establishment of the Commencement Date, the Rent Commencement Date, and the dates on which all adjustments of Base Annual Rent are to occur pursuant to Paragraph I of the Summary of Basic Terms.

        2.1.2 "Substantial Completion" shall mean, and each phase of the work to be done by Landlord under the Work Letter in the Premises shall be deemed "Substantially Complete", when the governmental entity responsible for issuing certificates of occupancy or equivalent occupancy approvals has issued the same or has provided Landlord with all documents or occupancy approvals (written or oral) which are customarily given prior to the actual delivery of a certificate of occupancy, whichever first occurs, including without limitation, a temporary certificate of occupancy if so permitted hereunder or under the terms of the Work Letter. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" or similar minor corrective work. For purposes of establishing the commencement of Tenant's obligations under this Lease which have not previously commenced, such date shall be advanced to before the date of Substantial Completion by one day for each day of Tenant Delay (as defined in the Work Letter and Construction Agreement by and between Landlord and Tenant dated of even date herewith, a form of which is set forth as Exhibit D hereto (the "Work Letter")).


Section 2.2 - Construction of Premises

        2.2.1 Landlord shall perform the work and make the installations in the Premises substantially as set forth in the Work Letter (the "Landlord's Work"). Landlord's Work shall be performed by Landlord's general contractor. Other than Landlord's Work as described in the Work Letter or as specifically described elsewhere in this Lease, Landlord has no obligation to improve, alter, repair or remodel the Premises. All such installations shall immediately become and remain the property of Landlord except as otherwise expressly stated herein or in the Work Letter.

        2.2.2 If Landlord shall be unable to give possession of the Premises on the Rent Commencement Date by reason of the fact that Phase 1 of the Tenant Improvements (as defined in the Work Letter) is not Substantially Complete, or for any other reason, any such delay resulting therefrom shall be deemed excused and Landlord shall not be subject to any liability for the failure to give possession on said date. Except as expressly provided below, no such failure to give possession on the Rent Commencement Date shall in any way affect or impair the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the Expiration Date. In the event that Landlord has been unable to Substantially Complete the Tenant Improvements and deliver possession of the Premises to Tenant on or before July 1, 1999, unless such inability results from Tenant Delay (as defined in Work Letter) or is otherwise caused by activities of Tenant, its agents, its representatives or its contractors at the Project, Tenant shall have the option, exercisable in its sole discretion, to terminate this Lease, by delivery to Landlord of written notice of such election, effective upon delivery, at any time after July 1, 1999 and prior to Substantial Completion of the Tenant Improvements and delivery of possession of the Premises. In the event of termination, Tenant shall immediately surrender possession of the Premises to Landlord and Landlord shall return all prepaid, unearned rent to Tenant and the Expiration Date shall be deemed to the date of delivery of Tenant's notice of termination given pursuant hereto.

        2.2.3 Tenant shall have the right to enter into possession of and occupy all or any portion of the Premises after the Commencement Date but prior to the Rent Commencement Date solely for the purposes set forth immediately below, provided that Tenant first requests Landlord's permission adequately in advance of the proposed entry and provided that Tenant's entry in Landlord's opinion will not (i) interfere with or cause any delay in Landlord's Work; (ii) violate any applicable laws or regulations; or (iii) jeopardize any insurance maintained in connection with the Premises or Project or increase the premiums with respect thereto. If Tenant enters into the possession of and occupies all or any portion of the Premises prior to the Rent Commencement Date, such occupancy shall be deemed to be under all the terms, covenants, conditions, provisions and agreements of this Lease, excluding Tenant's obligation to pay Base Annual Rent and Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs until the Rent Commencement Date. Such early occupancy shall be only for Tenant's installation in the Premises of its trade fixtures, cabling or furniture, and shall be installed in a manner designated not to interfere with the completion of Landlord's Work.

Section 2.3 - Acceptance by Tenant

         Neither Landlord nor Landlord's representatives have made any representations or promises with respect to the Project, Building or the Premises except as herein expressly set forth. Tenant acknowledges and agrees:
(a) that Tenant has been afforded ample opportunity to inspect the Premises and the Building, and has investigated their condition to the extent Tenant desires to do so, including their environmental condition, and (b) that Landlord has no obligation to remodel or to make any repairs, alterations or improvements to the Premises or the Building or remediate any condition therein, except as expressly provided in the Lease. The taking of possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts same in its then "AS-IS" condition


                                       2



and that the Premises, the Building and the Project were in good and satisfactory condition at the time such possession was so taken subject to: (i) the delivery of all building systems, including without limitation, HVAC, mechanical, plumbing, electrical, roof structure and membrane and structural integrity of the Building, in good working order and condition as of the Commencement Date and (ii) the repair of the any water damage to the floors of the Premises; provided, however, that any defect, repair or damage to the building systems, roof and the floor be reported to Landlord in writing prior to the date thirty (30) days after the Tenant Improvements are completed, including all punchlist items. As Tenant's sole right and remedy, and as Landlord's sole obligation, with respect to such defects, Landlord shall, with reasonable diligence, cause such items to be repaired at its own expense; Landlord shall have no responsibility, liability, duty to indemnify, defend or hold Tenant harmless from any damages, 1osses, claims, liabilities, awards or actions related, directly or indirectly, to such items.

   ARTICLE 3 - RENT: BASE ANNUAL RENT: TAXES. BUILDING COSTS AND PROJECT COSTS

Section 3.1 - Rent

        Notwithstanding anything to the contrary, no Rent (as defined below) shall be payable until the Rent Commencement Date set forth in Paragraph I of the Summary of Basic Terms. The Rent Commencement Date shall be memorialized when appropriate by execution of a Confirmation of Commencement of Rent in the form attached as Exhibit C hereto by Landlord and Tenant, but failure to so memorialize such date shall not affect its establishment pursuant to the terms hereof. "Rent" as used herein shall refer to the Base Annual Rent (as defined in Section 3.2, below), as it may be adjusted as hereinafter provided in this Lease, plus all other sums and monetary obligations of Tenant payable to Landlord under this Lease including, but not limited to the following:

         (a) Any late charges or interest due pursuant to Sections 3.6.1 and 3.6.2;

         (b) Tenant's Building Share of Building Costs due pursuant to this
Article 3;

         (c) Tenant's Project Share of Taxes and Project Costs due pursuant to this Article 3; and

         (d) Any consideration received by Tenant which is due to Landlord pursuant to Article 5.

Section 3.2 - Base Annual Rent

        Tenant shall pay to Landlord commencing on the Commencement Date and thereafter during the Term the Base Annual Rent set forth in the Summary of Basic Terms, which sum shall be payable by Tenant in consecutive monthly installments on or before the first day of each month ("Monthly Installment(s)"), in advance, in the manner described more particularly in
Section 3.8.1, provided, however, that Tenant shall pay the amount of Advance Rent set forth in Paragraph I of the Summary of Basic Terms concurrently with Tenant's execution of this Lease, which shall be a credit against the first Monthly Installments as they become due. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Monthly Installment for such fractional month shall be prorated on a daily basis based upon a thirty (30) day calendar month. In addition to the Base Annual Rent, Tenant shall pay the amount of any Rent, Rent increase or adjustment, and additional payments when and as hereinafter provided in this Lease.

Section 3.3 - Adjustments to Base Annual Rent

        3.3.1 On each of the Adjustment Dates specified in Paragraph I of the Summary of Basic Terms, the Monthly Installments of Base Annual Rent payable by Tenant under Section 3.2 shall be increased to an amount determined by multiplying the then current Monthly Installment of Base Annual Rent which falls due hereunder by One and 35/100 (1.035).

Section 3.4 - Taxes, Building Costs and Project Costs

        3.4.1 Definitions. The following terms shall be defined as set forth below:

        (a) "Computation Year" shall mean the calendar year, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs shall be equitably adjusted for the Computation Years involved in any such change.

        (b) "Tenant's Building Share" shall be Fifty One and 29/100 percent (51.29 %) and has been computed by dividing the Rentable Area of the Premises by the total Rentable Area of the Building. Rentable Area of the Premises shall be 41,902 square feet and Rentable Area of the Building shall be 81,702 square feet.

         (c) "Tenant's Project Share" shall be Thirteen and 04/100 percent (13.04 %) and has been computed by dividing the Rentable Area of the Premises by the total Rentable Area of the Project. Rentable Area of the Project shall be 321,377 square feet. Tenant acknowledges that it has been given an opportunity to verify the accuracy of the square footage figures set forth in the foregoing
Section 3.4.1(b) and this Section 3.4.1(c). Whether or not Tenant has taken the opportunity to verify the foregoing figures, Tenant agrees to accept such square footage figures as being accurate. Landlord reserves the right to increase or decrease the size of the Project or the buildings therein designed for occupancy by tenants, and to recalculate the Rentable Area contained therein, and in the event of any such increase, decrease or recalculation, Landlord shall recompute Tenant's Project Share.

        (d) "Taxes" shall mean all taxes and assessments, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind levied upon or with respect to all or any portion of the Project and the areas used in connection with the operation of the Project, on the Landlord with respect to all or any portion of the Project or


                                       3



areas used in connection with the operation of the Project, the Rent, and the personal property contained in the Project and used in connection with the management and maintenance of the Project imposed by federal, state or local governments, governmental assessment districts, political subdivisions, public corporations, or other political or public entity, authority or instrumentality. Taxes shall not include Landlord's income, franchise, capital stock, estate or inheritance taxes. Taxes shall include, without limitation, all general real property taxes, general and special assessments, gross receipts taxes, annual or periodic license or use fees, excise, transit charges, housing fund and child care assessments, charges imposed for social services, police, fire, or environmental protection, other business taxes and the cost of contesting by appropriate proceedings any of the aforementioned Taxes (with respect either to validity or amount). If, because of any change in the method of taxation of real estate, any tax or assessment is imposed upon Landlord or upon the owner of the land and/or the Building and/or the Project or any part thereof and/or the areas used in connection with the operation of the Building and/or the Project or the rents or income therefrom, in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax or assessment, or with respect to any subject matter which was during the fiscal year 1977 - 1978 the subject of real estate tax or assessment, such other tax or assessment shall be deemed to be included in Taxes. If any Taxes are specially assessed by reason of the occupancy or activities of one or more tenants and not the occupancy or activities of the tenants as a whole, such taxes shall be allocated by Landlord to the tenant or tenants whose occupancy or activities brought about such assessment and Tenant shall pay any such taxes so allocated to Tenant.

        (e) "Building Costs" shall mean the aggregate amount of all Operating Costs (defined below) to the extent the same are incurred with respect to the Building, as distinguished from the portion of Operating Costs incurred solely with respect to the Project Common Areas or solely with respect to the Project generally.

        (f) "Project Costs" shall mean the aggregate amount of (i) Insurance Costs (defined below) plus (ii) Operating Costs, but for purposes of this
Section 3.4.1(f) shall exclude Building Costs from Operating Costs.

        (g) "Insurance Costs" shall mean, with respect to all or any portion of the Project, including, without limitation, the Building, other buildings and improvements in the Project, Project Common Areas and the areas used in connection with the Project, the aggregate amount of all costs, expenses and expenditures paid or incurred by Landlord or Landlord's authorized representatives of fire, extended coverage, all-risk, property damage, boiler, sprinkler, rent, public liability or commercial general liability, earthquake or other insurance and the deductible portion of any insured loss otherwise covered by such insurance.

        (h) No Double Counting. In no event shall any portion of Building Costs, Project Costs or Insurance costs be assessed or counted against Tenant more than once.

         (i) "Operating Costs" shall mean, with respect to the Building or to all or any portion of the Project and the areas used in connection therewith, as the case may be, the aggregate amount of all costs, expenses and expenditures paid or incurred, by Landlord or Landlord's authorized representatives of: (i) wage and labor costs and expenses applicable to persons engaged in the management, operation, maintenance, overhaul or repair, whether they be employed by Landlord or as independent contractors (including, without limitation, the cost effect of any increase or decrease in the hours of employment or the number of paid holidays or vacation days, social security taxes, unemployment insurance taxes and the cost (if any) of providing disability, hospitalization, medical, welfare, pension, retirement, or other benefits applicable with respect to such employees); (ii) utilities, utilities surcharges, water and sewer charges, fuel, building supplies and materials, other supplies and materials, equipment, tools, service contracts, security, or any costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the Common Areas or the Project, including, without limitation, the parking facilities serving the Project; (iii) a management fee and costs incurred in or associated with the management of the Project not to exceed four percent (4%) of gross revenues generated by the Project (determined upon the greater of actual occupancy or eighty five percent (85%) occupancy of the Project); (iv) the repair, replacement and maintenance of the nonstructural portions of the Project or any portion thereof, (including, without limitation, the plumbing, heating, ventilating, air-conditioning, elevator, electrical, security, fire and life-safety systems installed or furnished by Landlord and the nonstructural portions of the roof of the Building); (v) costs incurred in or associated with providing, operating, maintaining, repairing and replacing the Common Areas and facilities therein; (vi) gardening and landscaping, maintenance of signs and tenant directories, repairs, repainting, maintenance, resurfacing, painting, lighting, cleaning, janitorial services, refuse removal or similar items; (vii) appropriate reserves as determined by Landlord, association fees, assessments or maintenance charges if the Landlord is obligated to pay such charges; (viii) capital expenditures together with all costs, and interest thereon at an annual rate equal to the reference rate of interest announced publicly from time to time by Bank of America N.T. & S.A. (or any successor bank) at its San Francisco Headquarters, or any successor rate of interest thereto (the "Reference Rate") plus two (2) percentage points, but in no event in excess of the maximum rate of interest permitted to be contracted by law, all amortized over their actual useful life; (ix) rental of personal property used in connection with any to the foregoing; (x) the costs and expenses paid or incurred by Landlord or Landlord's authorized representatives of legal, accounting and consulting fees and to permits, certificates and licenses required in connection with the Project or any portion thereof; (xi) amortized cost of personal property used exclusively for the management or operation of the Project (or a reasonable and equitable pro rata share of such amortized cost if such personal property is not so exclusively used); (xii) any and all assessments levied against or charged to the Project pursuant to any covenants, conditions and restrictions, easements, or access and maintenance agreements now or hereafter of record; and (xiii) such other items as are now or hereafter customarily included in the cost and expense of managing, operating, maintaining, overhauling and repairing all or any portion of the Project and areas used in connection with the operation thereof. All such costs, expenses and expenditures shall be determined (to the extent so covered) in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Landlord agrees that in any event the replacement to the following items at the Building shall be amortized over their useful life with interest thereon at an annual rate equal to the Reference Rate plus two (2) percentage points: (i) entire or the major portion of the roof membrane (but not the patching of lesser portions of the roof membrane from time to time), (ii) condenser, compressor, cooling coils


                                       4



and blower which are part of the heating, ventilating and air conditioning system, and (iii) ceiling or wall mounted space heaters. Operating Costs shall not include "Operating Costs Exclusions" defined below.

               (j) "Operating Costs Exclusions" shall mean (i) the initial construction cost of the Project, the cost of Tenant Improvements to be paid pursuant to this Lease or any other lease, and depreciation of such costs; (ii) debt service (including, without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to all or any part of the Project other than debt service and financing charges imposed pursuant to Section 3.4.1(i)(viii); (iii) any rent payable under any ground lease now or hereafter affecting the Project; (iv) leasing commissions and other costs and expenses incurred in connection with negotiations or disputes with prospective or present tenants in the Project; (v) expenditures relating to the repair of the structural components of each of the following: foundations, exterior walls, roof and any interior load bearing walls of the Building (but with respect to the roof these provisions do not exclude and Tenant shall, subject to Section 7.2, bear all other roof costs) or the Premises; (vi) expenditures allocable to the first twelve (12) months of the Term of this Lease for necessary repairs of the window glazing, roof membrane and expenditures for repair of the heating, ventilating and air conditioning system of the Building which exceed the cost of the contract for maintenance of the heating, ventilating and air conditioning system; (vii) capital expenditures relating to repairs, alterations or improvements to the Building required by governmental authorities to comply with building code provisions existing as of the Reference Date, including, without limitation, compliance with the Americans With Disabilities Act of 1990, as amended; (viii) costs, expenses and expenditures to the extent incurred with respect to other buildings designed for occupancy by tenants in the Project, as distinguished from costs, expenses and expenditures incurred solely with respect to Project Common Areas or solely with respect to the Project generally; (ix) specific costs which, pursuant to other provisions of this Lease, Tenant is obligated to pay in full, including without limitation costs of Tenant's performance of obligations to be performed by Tenant under this Lease and payments which Tenant is obligated to make directly to any party, including, without limitation, providers of goods, services, utilities or labor; and (x) costs of Landlord's compliance with any governmental regulations applicable on or before the Reference Date relating to the Remedial Work (as defined in Section 4.8.3 hereof) of Hazardous Materials (as defined in
Section 4.7 hereof) existing at, on or about the Project of which Landlord has knowledge of on or before the Reference Date by reason of other than Tenant's acts or occupancy of the Premises.

        3.4.2 Tenant shall pay in advance on the first day of each month to Landlord as additional Rent one twelfth (1/12) of each of (a) Tenant's Building Share of Building Costs for each Computation Year and (b) Tenant's Project Share of Taxes and Project Costs for each Computation Year, in an amount estimated by Landlord and billed by Landlord to Tenant. Landlord shall have the right to revise such estimate from time to time. Any assessments which are included as Taxes shall be payable over the maximum allowable term that the same can be paid without penalty or additional cost. With reasonable promptness after Landlord has received the tax bills and support for Operating Costs for a Computation Year, but not more than two hundred seventy (270) days after the close of such year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Statement") showing a comparison of estimated Building Costs, Taxes and Project Costs to the actual costs of the same for such Computation Year, and Tenant's Building Share and Tenant's Project Share of those estimated and actual amounts. If Tenant's Building Share of actual Building Costs and Tenant's Project Share of actual Taxes and Project Costs for such Computation Year exceeds Tenant's payments of the estimated amounts of such categories for such Computation Year, Tenant shall pay to Landlord the difference within thirty (30) days after Landlord's Statement is given to Tenant, and if the total amount of Building Costs, Taxes and Project Costs respectively paid by Tenant for any such Computation Year shall exceed Tenant's Building Share of actual Building Costs and Tenant's Project Share of actual Taxes and Project Costs for such Computation Year, such excess shall be credited against the next installments of Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs due from Tenant to Landlord hereunder (or paid to Tenant if after the Expiration Date and Tenant has surrendered the Premises). If there is an increase in Taxes (by reason of an increase in assessed valuation or otherwise) affecting prior Computation Year(s) at any time after rendition of Landlord's Statement for such year(s), Tenant shall pay to Landlord the Tenant's Project Share of such increase in Taxes attributable to such year(s) within thirty (30) days after Landlord's Statement is given to Tenant. If there is a reduction of the assessed valuation for any tax year which affects the Taxes in any Computation Year for which Tenant shall have paid Tenant's Project Share of Taxes, the amount of Tenant's Project Share of Taxes for the affected Computation Year shall be recalculated on basis of the revised assessed valuation and Landlord, after receiving a refund or after the delinquency date of its next tax bill in the event Landlord is given a credit, will credit against the amount of Tenant's Project Share of Taxes next becoming due from Tenant such sums as may be due to Tenant by reason of the recalculation, less the expenses incurred in effecting such reduction.

In no event shall the amount of any such credit be in excess of the amount of the Tenant's Project Share of Taxes actually paid to Landlord by Tenant for the period covered by such credit.

         3.4.3 If the Term shall commence or the Lease shall terminate on a date other than the first or last day of a Computation Year, Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs for such partial Computation Year shall be appropriately adjusted by Landlord. To the extent such Building Costs, Taxes and Project Costs are not affected by Tenant's occupancy of the Premises or by this Lease, Tenant's Building Share and Tenant's Project Share of those items shall be in the proportion that the number of days of the Term included in such partial Computation Year bears to 365. During such partial Computation Year(s) Tenant shall pay Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs in the same time and manner provided in Section 3.4.2 with the following exceptions that (i) if the Commencement Date is not the first day of a Computation Year, on or before the first day of the Term, or as soon thereafter as practicable, Landlord may bill Tenant, and Tenant shall pay, an amount payable per month for the remainder of the Computation Year which in the aggregate shall equal Tenant's Building Share of estimated Building Costs and Tenant's Project Share of estimated Taxes and Project Costs for the partial Computation Year; and (ii) if the Lease terminates before the end of a Computation Year and if Landlord's Statement shows that (a) Tenant has overpaid, Landlord shall remit the amount of such overpayment to Tenant within fifteen (15) days after issuance of Landlord's Statement or (b) Tenant has underpaid, Tenant shall pay Landlord the amount of such underpayment to Landlord within fifteen (15) days after issuance of Landlord's Statement.


                                       5




        3.4.4 For purposes of calculating estimated and actual Taxes, Building Costs and Project Costs for any period during which the Building or Project is less than one hundred percent (100%) occupied there shall be added those amounts of Taxes, Building Costs and Project Costs which Landlord determines, in good faith, it would have incurred had the Project been one hundred percent (100%) occupied during any such period.

Section 3.5 - Additional Taxes

        In addition to the Base Annual Rent and other Rent to be paid by Tenant hereunder, as additional Rent hereunder, Tenant shall reimburse Landlord, within fifteen (15) days after demand, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) by reason of the manner of occupancy or activities of Tenant; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, the Building, the Project, or any portion thereof; or (c) upon the value of Tenant's personal property located in the Premises or in any storeroom, garage or another place in the Premises or the Building or the Project, or the areas used in connection with the operation of the Building or Project, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; or (d) resulting from overstandard tenant improvements to the Premises whether title thereto is in Landlord or Tenant; or (e) upon this transaction; or (f) upon, allocable to, or measured by the Rent payable hereunder, including without limitation, any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such Rent. The taxes described in this Section 3.5 may be referred to as Additional Taxes". "Additional Taxes" paid by Tenant pursuant to this Section 3.5 shall not be included in any computation pursuant to Section 3.4.

Section 3.6 - Late Payments: Charges: Interest: Default Rate

        3.6.1 Tenant acknowledges that the late payment of Rent or any other sum due from Tenant will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance, or notes secured by any encumbrance, covering the Premises and the cost of money used by Landlord in place of such Rent or other sum. Therefore, if any installment of Rent or other sum due from Tenant is not received by Landlord within five (5) days after the date the same is due, Tenant shall pay to Landlord as additional Rent, without necessity of prior notice or demand, an additional sum of five percent (5%) of said installment of Rent or other amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charges shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease or under law or equity.

        3.6.2 Notwithstanding any other provisions of this Lease, any Rent or other sums due to Landlord hereunder not paid to Landlord when due hereunder shall bear interest from the date such payment is due until the same have been fully paid, at a rate (the "Default Rate") that is equal to the lesser of (i) two (2) percentage points above the Reference Rate (defined in Section 3.4.1) adjusted monthly on the first day of each month, and (ii) the highest rate permitted to be contracted for by law. The payment of such interest shall not constitute a waiver by Landlord of any default by Tenant hereunder.

Section 3.7 - Consideration

        The Base Annual Rent has been established in contemplation that (i) Tenant will occupy the Premises for the entire Term and (ii) in the event of any Assignment or Sublet of this Lease or all or any portion of the leasehold estate created hereby, Landlord and Tenant have agreed that Landlord shall have the rights and options provided in Article 5, including, without limitation, the right to terminate this Lease. Tenant expressly acknowledges and agrees that this Section 3.7 was a material inducement to Landlord in establishing the Base Annual Rent in the amount herein provided and that Landlord has relied on this covenant and agreement in executing this Lease.

Section 3.8 - Time and Manner of Payment in General

        3.8.1 All Rent shall be payable in lawful money of the United States of America at the address specified for Landlord in the Summary of Basic Terms, or at such other place as Landlord shall designate, without any prior demand therefor and without any abatement (except as otherwise expressly provided for in this Lease), deduction or setoff whatsoever.

        3.8.2 Except where a longer or shorter period is specifically provided for in this Lease with respect to a particular expenditure, Tenant shall pay to Landlord, within fifteen (15) days after notice by Landlord to Tenant of bills or statements therefor: (a) any sum due hereunder for which a specific due date is not otherwise provided; (b) sums equal to all expenditures made and monetary obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's default, including, without limitation, expenditures made and obligations incurred for reasonable legal counsel fees; (c) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 9; and
(d) sums equal to all expenditures made and monetary obligations incurred by Landlord collecting or attempting to collect the Base Annual Rent, or any other Rent or sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, expenditures made and obligations incurred for reasonable legal counsel fees. Tenant's obligations under this Article 3 shall survive the termination of this Lease.


                                       6





                          ARTICLE 4 - USE AND OCCUPANCY

Section 4.1 - Permitted Use

        Tenant shall use and occupy the Premises only for the specific purposes set forth in Paragraph J of the Summary of Basic Terms, and for no other purpose. The character of the occupancy of the Premises, as restricted by this
Article 4 and as further restricted by Article 5, and any of the Rules and Regulations attached to this Lease or hereafter adopted, is an additional consideration and inducement to Landlord for the granting of this Lease.

Section 4.2 - Compliance with Law

        4.2.1 Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to Tenant's use or occupancy of the Premises, the Building and the Project and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials, and waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Premises. Without limiting the generality of the foregoing, Tenant shall at Tenant's sole cost and expense take all proper and necessary action to cause the Premises to be kept, maintained, used and occupied during the Term in compliance with the Americans With Disabilities Act of 1990, as amended from time to time. Notwithstanding the foregoing, Tenant shall have no obligation to make capital expenditures relating to repairs, alterations or improvements to the Premises required by governmental authorities to comply with building code provisions existing as of the Reference Date, but to the extent required under the Americans with Disabilities Act of 1990, as amended ("ADA"), as a result of the Tenant Improvements, Landlord shall make such improvements as are required by the ADA as described in the Work Letter Agreement as part of the Tenant Improvements, and shall bear the expense of such improvements as follows (separate and apart from and not included in Landlord's Maximum Contribution)
(1) all costs up to a maximum reimbursement of Ten Thousand and No/100 Dollars ($10,000.00) for such compliance on the first floor of the Premises and (2) fifty percent (50%) of all costs up to a maximum reimbursement of Four Thousand and No/100 Dollars ($4,000.00) on the second floor of the Premises. All costs in excess of such costs for ADA compliance shall be borne by Tenant and shall be paid to Landlord at the same time and in the same manner as the Tenant Improvement Costs (other than Landlord's Maximum Contribution) are borne by Tenant under the Work Letter Agreement. Additionally, in no event shall Tenant be required to install or pay for the installation of an elevator at the Premises for access from the first floor to the second floor.

        4.2.2 Without limiting its obligations under Section 4.2.1, Tenant covenants and agrees to comply with all laws, rules, regulations and guidelines now or hereafter made applicable to the Premises by government or other public authorities respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, its employees, agents, contractors, invitees, licensees, guests and visitors, the disposal of which is not otherwise the express obligation of Landlord under this Lease, including, but not limited to, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Tenant covenants and agrees to comply with all non-discriminatory rules and regulations established by Landlord to enable Landlord from time to time to comply with Waste Management Requirements applicable to Landlord (i) as owner of the Premises and (ii) in performing Landlord's obligations under this Lease, if any.

Section 4.3 - Compliance with Insurance Requirements

        Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with any insurance policy covering the Building or Project or any of the areas used in connection with the operation thereof or its fixtures, appurtenances or equipment or the property located therein, and shall not do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, which shall increase the rates of any insurance on the Building or Project or any of the areas used in connection with the operation thereof of its fixtures, appurtenances or equipment or on property located therein. If by reason of the failure of Tenant to comply with the provisions of this Article 4 any insurance premium shall at any time be higher than it otherwise would be, then, without Landlord's waiving any rights it has against Tenant hereunder as a result of such failure, Tenant shall reimburse Landlord for that part of all such premiums thereafter paid by Landlord which shall have been charged because of such violations by Tenant, and shall make such reimbursement upon the first day of the month following such expenditure by Landlord.

Section 4.4 - Certificates of Occupancy

        Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for the Premises, Building or Project. In the event that any department of the city or county of the state in which the Project is located shall hereafter at any time contend or declare that the Premises are used for a purpose which is in violation of such certificate or certificates of occupancy, Tenant shall immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Article 16 hereof. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is lawful or permissible or will continue to be lawful or permissible under any certificate of occupancy issued for the Premises, Building or Project or otherwise permitted by law.


                                       7



Section 4.5 - Life-Safety Systems

        It there now is or shall be installed in the Building or Project a sprinkler system, heat or smoke detection system or any other so-called life-safety system and (i) any such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith restore the same to good working condition; and (ii) if the Insurance Services Office or any similar body or any bureau, department or official of the state, county or city government, or any governmental authority having jurisdiction over the Premises, shall require or recommend that any changes, modifications, alterations additional equipment be made or supplied in or to any such system by reason of Tenant's specific business, or the location of partitions, trade fixtures, or other contents of the Premises, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, or additional equipment.

Section 4.6 - Prohibited Uses

        4.6.1 Tenant shall not occupy or permit any portion of the Premises to be occupied for a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect) or in violation of law. Nothing in this Section 4.6.1 shall expand the permitted use of the Premises as set forth in Section 4.1.

        4.6.2 Tenant shall not do or permit to be done any act or thing upon the Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to any property by reason of any business or operation being carried on upon the Premises or for any other reason, and Tenant hereby indemnifies and agrees to protect, defend and hold harmless Landlord against any such liability or responsibility. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration. Tenant shall not install any machine or equipment which may adversely affect the structure of the Building without obtaining Landlord's prior written consent, which consent may be conditioned on such terms as Landlord may reasonably require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law.

Section 4.7 - Definition of Hazardous Material

        As used herein, the terms "Hazardous Material" or "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government and include, without limitation, any material or substance which is (i) defined as "extremely hazardous waste" under Section 25115, "hazardous waste" under Section 25117, "restricted hazardous waste" under
Section 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material", "hazardous substance", or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, natural gas, synthetic gas or any form or combination of any of the foregoing (vi) asbestos,
(vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to
Section 1317 of the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (ix) defined as a "hazardous waste" pursuant to Section 6903 of the Federal Resource Conservation and Recovery Act, (42 U.S.C. Section 6901 et seq.), (x) defined as "hazardous substances" pursuant to Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C.
Section 9601 et seq.) or (xi) identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as all of the foregoing may be amended from time to time.

Section 4.8 - Tenant's Obligation

        4.8.1 Tenant shall not use, generate, handle, manufacture, produce, store, release, discharge or dispose of, on, under, in or about the Project or Premises, or transport to or from the Project or Premises, any Hazardous Material or allow its employees, agents, contractors, invitees or any other person or entity to do so. Without in any way limiting, affecting or derogating from the foregoing prohibition, Tenant shall be bound by, observe and perform the conditions, covenants and provisions set forth in this Article 4 with respect to Hazardous Materials. The foregoing prohibition of Hazardous Materials shall not apply to any ordinary use and incidental storage of small and insignificant amounts of substances in the regular and ordinary use of common office business machines or in the ordinary course of Tenant's business in the Premises provided the same do not constitute, give rise to, or create any substantial risk of any occurrence, condition, or event as a consequence of which pursuant to any Environmental Law: (i) Tenant, Landlord, or any owner, occupant, or person having any interest in the Premises shall be liable, or (ii) the Premises shall be subject to any legal restriction on use, ownership or transferability, or (iii) any Remedial Work shall be required. Additionally, Tenant shall provide Landlord with copies of all submissions, reports, correspondence and other written information given to and received from all governmental or regulatory agencies in connection with Tenant's use or storage of Hazardous Materials on or about the Premises.

        4.8.2 Tenant, at its sole cost, shall comply with all Environmental Laws (defined below) relating to Hazardous Materials used in Tenant's operations on, under or about the Project, Premises or Building, including the responsibility to obtain and maintain current all permits required for its operations in connection with Hazardous Materials. Any and all federal, state or local laws, ordinances, rules or regulations, or requirements of governmental agencies or instrumentalities, pertaining to Hazardous Materials or to health, industrial hygiene or environmental conditions on, under, in or about the Premises, Building or Project (collectively "Environmental Laws"), including,


                                       8



without limitation, the following (as amended from time to time): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., ("CERCLA"); the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq. ("RCRA"); the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Porter Cologne Water Quality Control Act, California Water Code Section 13000 et seq.; California Hazardous Waste Control Act, Health and Safety Code Section 25100 et seq., Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health and Safety Code Section 25300 et seq., and those laws described in Section 4.7 hereof.

        4.8.3 Tenant shall be responsible for and Tenant hereby indemnifies and agrees to protect, defend and hold Landlord and the holders of any Superior Interest or Subordinated Interest (as both terms are defined in Article 8 below), and the constituent shareholders, partners, members or other owners thereof, and all of their employees, officers, directors, agents, contractors and licensees (for purposes of this Article 4 collectively referred to as the "Landlord Indemnitees") against and save Landlord Indemnitees harmless from and against all claims, cost, expense, damage (consequential or otherwise), fines, judgments, penalties, loss and liability, including, without limitation, (i) diminution in value of the Premises, Building or Project, (ii) damages for the loss or restriction on use of rentable or usable space or of any amenity on the Premises, Building or Project, (iii) loss of rental income, (iv) cost of any Remedial Work, (v) damages arising from any adverse impact on marketing of space in the Building or Project, (vi) costs of the preparation and implementation of any closure, remedial or other required plans, (vii) damage to natural resources or to property other than the Premises, Building or Project or harm to any person or animal, and (viii) sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees, arising (directly or indirectly) in any way whatsoever out of or attributable to the use, generation, handling, manufacture, production, storage, release, threatened release, discharge, disposal or transportation of Hazardous Materials on, under, in or about the Project, Premises or Building by Tenant or by any of its Agents (defined below) (collectively, a "Release" or "Releases"). For purposes of this Article 4, "Remedial Work" shall mean any or all investigation, monitoring, removal, restoration, abatement, repair, clean-up, detoxification or other ameliorative work of any kind or nature which is required by Landlord in order to restore the Premises, Building and the Project to the condition existing prior to any Release or in order to remediate the effects of any Release, or which is required by Environmental Laws, Landlord Indemnitees, or by any private party. For purposes of this Article 4, "Agents" shall mean any or all of the employees, agents, contractors, assigns, subtenants, licensees, invitees, customers or visitors of Tenant, or any person or entity claiming through or under Tenant

        4.8.4 In the event of the occurrence of a Release, Tenant shall, at its sole expense and within thirty (30) days after demand by Landlord (or such shorter period of time as may be required under applicable laws, including, without limitation, Environmental Laws, or by any governmental agencies or instrumentalities) commence to perform and thereafter diligently prosecute to completion the Remedial Work. All Remedial Work shall be performed in accordance with the commercially reasonable requirements of Landlord, all requirements of Landlord's lenders on the Project, and all applicable laws including, without limitation, Environmental Laws, and with the requirements of governmental agencies or instrumentalities. All Remedial Work shall be performed by one or more contractors approved in advance in writing by Landlord, under the supervision of a consulting engineer approved in advance in writing by Landlord, and otherwise in accordance with the terms and conditions of this Lease. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become immediately due and payable.

        4.8.5 Intentionally deleted.

        4.8.6 Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Premises, Building and Project all Hazardous Materials placed or Released on, under, in or about the Premises, Building and Project by Tenant or any of its Agents, and all trade fixtures, furnishings and/or equipment associated with the use, storage or disposal of Hazardous Materials brought on, under, in or about the Premises, Building or Project by Tenant or any of its Agents and perform all Remedial Work. Removal and disposal of any and all such Hazardous Materials, equipment or fixtures, and performance of all related Remedial Work, shall be performed in accordance with the commercially reasonable requirements of Landlord, all requirements of Landlord's lenders on the Project, and all applicable laws, regulations and requirements of any governmental entity or instrumentality, including, without limitation, Environmental Laws.

        4.8.7 In any matter covered by this Section 4.8 the Landlord Indemnitees shall have the right to employ its or their own counsel at the expense of Tenant. The Landlord Indemnitees shall have the right, but not the obligation, at the expense of Tenant, to settle, adjust or compromise any claim, suit or judgment against the Landlord Indemnitees arising out of the matters covered herein.

        4.8.8 Tenant shall give immediate written notice to Landlord of:

        (a) Any action, proceeding or inquiry by any governmental authority (including, without limitation, the California State Department of Health Services, the State or any Regional Water Quality Control Board, the Bay Area Air Quality Management District or any local governmental entity) with respect to the presence or release or suspected presence or release of any Hazardous Material on the Project, Premises or Building or the migration thereof from or to other property;

        (b) All demands or claims made or threatened by any third party against Tenant or the Project, Premises or Building relating to any loss or injury resulting from any Hazardous Materials; and


                                       9




        (c) Any spill, release, discharge or nonroutine disposal of Hazardous Materials that occurs with respect to the Project, Premises or Building or Tenant's operations, including, without limitation, those that would constitute a violation of Health and Safety Code Section 25249.5 or any other Environmental Law;

        (d) All matters of which Tenant is required to give notice pursuant to
Section 25359.7 of the California Health and Safety Code; and

        (e) Tenant's discovery of any occurrence or condition on, under, in or about the Project, Premises or Building or any real property adjoining or in the vicinity of the Project, Premises or Building which may cause the Premises, Building or Project or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use under any Environmental Law including without limitation, Tenant's discovery of any occurrence or condition on, under or in any real property adjoining or in the vicinity of the Project, Premises or Building that could cause the Project, Premises or Building or any part thereof to be classified as "border-zone property" under the provisions of California Health and Safety Code Sections 25220 et seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Project, Premises or Building under any Environmental Law.

        4.8.9 Tenant's obligations under this Article 4 shall survive the termination of this Lease.

Section 4.9 - Landlord's Exculpation

        4.9.1 Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Environmental Laws relating to Hazardous Materials which are not the responsibility of Landlord or Tenant, including, without limitation, the following: (i) Hazardous Materials present in the soil or ground water on, under or in the Premises, Building or Project of which Landlord has no actual knowledge as of the Reference Date; (ii) a change in Environmental Laws which make Hazardous Materials which are present on, under or in the Premises, Building or Project as of the Reference Date, whether known or unknown to Landlord, a violation of such new Environmental Laws; (iii) Hazardous Materials that migrate, flow, percolate, diffuse or in any way move to or under the Premises, Building or Project; or (iv) Hazardous Materials present on, under, or in the Premises, Building or Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) by prior lessees or occupants of the Premises, Building or Project, or by other lessees or occupants of the Building or Project, or by the employees, agents, contractors or invitees of either, or by others.

        4.9.2 In the event any of the circumstances described in Section 4.9.1 materialize, Landlord and Tenant agree that under such circumstances (i) Landlord shall have no liability to Tenant for and no obligation to indemnify, defend, protect and hold Tenant harmless from any damages, claims, penalties, judgments, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, Building or Project, damages for the loss or restriction on use of rentable or usable space or of any amenity on or in the Premises, Building or Project, loss of business, damages for harm to natural resources or to property other than the Premises, Building or Project or injury to persons or animals, and sums paid in settlement of claims, attorneys' fees, consultant and expert fees) which Tenant may incur during or after the Term as a result of such contamination, and (ii) the provisions of Article 10 shall apply in the event there is any restriction on Tenant's use of the Premises.

Section 4.10 - Right of Contribution

        Except if and as expressly provided in this Article 4 to the contrary, neither Landlord nor Tenant shall be deemed to have waived any rights of contribution which either party may have against the other party at law in connection with costs, claims, damages or liabilities arising out of or resulting from the use, presence, release, disposal or clean-up of Hazardous Materials in the Premises, Building or Project.

Section 4.11 - Monitoring

        4.11.1 Entry for Inspection and Testing. Tenant expressly agrees that Landlord shall have the right to enter the Premises to inspect the Premises and/or to perform an environmental investigation and assessment of the Premises (an "Environmental Assessment") upon reasonable notice to Tenant (which shall be deemed to be twenty four (24) hours prior notice except in the event of an emergency), and that this right of entry shall include, without limitation, the right to test for any release, threatened release, discharge or disposal of any Hazardous Material. Landlord's entry shall be carried out in a manner so as not unreasonably to interrupt or interfere with Tenant's business operations. An Environmental Assessment may include, without limitation, the review of any documents, materials, inventory, financial data or notices or correspondence to or from private parties or governmental authorities, the review of any storage, use and disposal facilities and procedures associated with the storage, use and disposal of Hazardous Materials, and the testing of the soils and groundwater at or under the Premises. Tenant shall pay for the cost of such Environmental Assessments if in the reasonable judgment of Landlord or its environmental consultant, a release, threatened release, discharge or disposal to any Hazardous Material caused by Tenant has occurred or in the event of a default by Tenant in any of its obligations under Section 4.7 through Section 4.13. In all other cases, the cost of such Environmental Assessments shall be borne by Landlord. If Landlord so requires, Tenant shall comply, at its sole cost and expense, with all recommendations contained in any Environmental Assessment, including any recommendation with respect to the precautions which should be taken with respect to activities of Tenant or any of its Agents on, under, in or about the Premises, Building or Project or any recommendations for additional testing and studies to detect the presence of Hazardous Materials Released or brought on, under, in or about the Premises, Building or Project by Tenant or any of its Agents.

        4.11.2 Monitoring Wells Generally. Landlord and Tenant acknowledge and agree that Landlord has previously installed on the Project a number of permanent monitoring wells for the purpose of enabling Landlord to have tests performed to detect the presence of Hazardous Materials and that Landlord may, if it deems necessary, cause additional permanent monitoring wells to be installed on the Project. To the best of Landlord's knowledge, the


                                       10



five (5) monitoring wells currently existing on or about the Project should not materially adversely affect or disrupt the conduct of Tenant's business operations on or about the Premises. The cost of installing and constructing such wells shall be borne by Landlord, unless such tests reveal the presence of Hazardous Materials attributable to use generation, handling, manufacture, production, storage or transportation of Hazardous Materials by Tenant or any of its Agents on, under, in or about the Premises, Building or Project or any other real estate, in which event such costs shall be borne entirely by Tenant. Landlord may, if it deems necessary, cause tests to be made to detect the presence of Hazardous Material at least once every twelve (12) months during the Term by the use of such wells as are then customarily used for such purposes. The cost of such tests and of the maintenance and repair of such wells, including, without limitation, any additional wells installed after the execution of this Lease shall be borne by Landlord, unless such tests reveal the presence of Hazardous Materials attributable to the use, generation, handling, manufacture, production, storage or transportation of Hazardous Materials by Tenant or any of its Agents on, under, in or about the Premises, Building or Project or any other real estate, in which event such costs shall be borne entirely by Tenant. Tenant shall have no right to install wells or perform any other tests relating to the presence of Hazardous Materials in the Project.

Section 4.12 - Abatement Activities

        To the extent that any investigation, testing or monitoring demonstrates that significant levels of contamination by Hazardous Materials at the Project exist or are increasing, Landlord shall have the right but not the obligation to identify the source of the contamination and seek to have it abated by the responsible parties. Landlord may undertake, or cause to be undertaken, voluntary Remedial Work to ameliorate or stabilize any Hazardous Materials in the Project. The determination whether to undertake any Remedial Work shall be made by Landlord in its sole and absolute discretion based upon its consultant's or expert's recommendations and Landlord's determination of the feasibility of the proposed activities, their cost, their projected efficiency, and the levels of contamination of the Hazardous Materials in the Project in comparison with the levels of contamination in other properties in the vicinity of the Project. Tenant agrees to cooperate fully with Landlord and with any parties designated by Landlord to perform testing, monitoring or Remedial Work in the Project provided that, absent governmental or regulatory compulsion to perform testing, monitoring or Remedial Work in a particular manner, Tenant shall not be required to cooperate if such cooperation would materially and adversely affect its business operations at the Premises.

Section 4.13 - Effect on Proposed Assignments and Sublets

        Without in any way limiting or affecting Landlord's right to withhold its consent for other reasons, it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or sublease if (i) the proposed transferee's anticipated use of the Premises or Project involves the use, generation, handling, manufacture, production, storage, testing, treatment, discharge or disposal of Hazardous Materials not commonly used by tenants with operations similar to Tenant's or other occupants' within the Project; (ii) the proposed transferee has been required by any prior Landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials.

                   ARTICLE 5 - ASSIGNMENT/SUBLETTING/MORTGAGE

Section 5.1 - Prohibition: Definitions

        5.1.1 Subject only to the exceptions provided in Section 5.2 below, neither Tenant nor Tenant's legal representatives, successors or assigns shall assign this Lease ("Assign" or "Assignment"), or transfer, sublet, license or permit the Premises or any part thereof to be used or occupied by others (collectively, "Sublet" or "Sublease"); furthermore, in no event shall Tenant or Tenant's legal representatives or assigns pledge, hypothecate, mortgage or otherwise encumber this Lease (collectively, "Mortgage"). Any such Assignment, Sublease or Mortgage, whether direct or indirect, voluntary or involuntary, by operation of law or otherwise, shall be voidable at the option of Landlord, and shall constitute a material breach of this Lease. No interest of Tenant in this Lease or the Premises shall be assignable or assigned by operation of law and Tenant shall not suffer or permit either such an assignment or any involuntary assignment of any nature whatsoever. By way of example and not limitation it shall be deemed an Assignment under this Lease and shall be subject to all the provisions of this Article 5, if either (a) Tenant consists of more than one party and there is a purported assignment from one such party to any other or others of such parties constituting Tenant, or (b) there is any transfer of control of Tenant, whether by transfer of shares of stock or partnership interests, or by consolidation, merger, acquisition, reorganization or otherwise or (c) there is a sale or transfer of a major portion of Tenant's assets but not an assignment and assumption of this Lease in accordance with Section 5.2. As used in the immediately preceding sentence, the term Tenant shall also mean any entity that has guaranteed Tenant's obligations under this Lease. As used in this Article and in Section 27.6 of this Lease, the term "control" or "controls" or "controlled" shall mean either the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of the controlled Person (as defined below) or the ownership, directly or indirectly, of fifty percent (50%) of the voting power of, or the equity interests in, the controlled Person (as defined below). The term Person shall mean individuals, groups, partnerships, firms, associations, corporations, trusts or any other form of business or legal entity. The Person who is the actual assignee, sublessee, licensee, occupant, transferee or any other recipient of an Assignment or Sublease is herein referred to as "Transferee."

        5.1.2 If there is an Assignment or Sublet, whether in violation of or in compliance with this Article, then (a) Landlord may collect rent from the Transferee and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed either a waiver of the covenants and conditions of this Article 5, or the acceptance of the Transferee as Tenant, or a release of Tenant from the further performance by Tenant of the obligations on the part of Tenant herein contained or an alteration of Tenant's primary liability for such obligations; or (b) in the event of default by any Transferee, or any other successor of Tenant, in the performance or observance of any of the terms of


                                       11



this Lease or any Sublease or Assignment agreement, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

Section 5.2 - Assignments or Subleases Subject to Landlord's Prior Written
Consent

        Notwithstanding any contrary provision of Article 5.1.1, Tenant may Assign or Sublet only upon the following express conditions which are agreed to be reasonable:

        5.2.1 The proposed Assignment or Sublease shall be subject to and conditioned on the prior written consent of Landlord, which consent will not be unreasonably withheld or conditioned and, without limiting the generality of the foregoing, it shall be deemed reasonable for Landlord to withhold, condition or revoke such consent if among other things the following conditions are not satisfied:

        5.2.1.1 the use to be made of the Premises by the proposed Transferee is the expressly permitted use under Section 4.1 and would not be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect) and would not create materially greater demands upon the Facilities, systems or services of the Premises, the Building or Project or any part thereof than the demands created by Tenant;

        5.2.1.2 the character, business stability, reputation, history of timely lease performance and financial responsibility of the proposed Transferee are both (a) of high quality and (b) satisfactory to Landlord in the good faith exercise of its business judgment, and in any event the proposed Transferee demonstrates, by virtue of its net worth, ratio of assets to liabilities, net income and cash flow, among other things, the ability to perform (i) all obligations of Tenant in the case of an Assignment and (ii) the obligations of Tenant allocable to the Sublease space in the case of a Sublease;

        5.2.1.3 the proposed Transferee is then neither a prospective tenant of the Project with whom Landlord is in negotiation for rental of space in the Project nor a tenant of the Project;

        5.2.1.4 Intentionally deleted;

        5.2.1.5 any proposal for alterations to the Premises requested by the proposed Transferee satisfies the covenants and conditions of Article 6; and

        5.2.1.6 all of the conditions set forth below are satisfied.

        5.2.2 Tenant shall pay to Landlord Landlord's then standard processing fee (currently Seven Hundred Fifty Dollars ($750)) and any taxes or other charges imposed upon Landlord or the Project as a result of such Assignment or Sublease, and shall reimburse Landlord for all costs, including the reasonable fees of attorneys, architects, engineers or other consultants incurred by Landlord in connection with such Assignment or Sublease, whether or not such proposed Assignment or Sublease is consented to by Landlord.

        5.2.3 Tenant shall deliver to Landlord with its request for Landlord's consent the proposed Assignment or Sublease and current financial statements of the proposed Transferee, prepared by an independent certified public accountant, and promptly upon Landlord's request for same, any additional documents or information reasonably related to the proposed transaction or Transferee.

        5.2.4 Tenant shall deliver to Landlord an executed original counterpart of the Assignment or Sublease, which by its terms shall be binding on Tenant and the Transferee subject only to Landlord's consent being obtained and the execution by Tenant, the proposed Transferee and Landlord of Landlord's consent. Every Assignment or Sublease shall provide, among other things, that: (a) it is and shall be subject and subordinate to the provisions of this Lease, (b) the termination of this Lease shall, at Landlord's sole election, constitute termination of every such assignment or sublease, and (c) the covenants and conditions of this Lease shall be covenants and conditions of the Assignment or Sublease, and the proposed Transferee shall assume for the benefit of Landlord, and shall perform faithfully and shall be bound by, all of the covenants and conditions to this Lease from and after the effective date of the Assignment or Sublease, limited, in the case of a Sublease, to the extent they apply to the space in question.

        5.2.5 The consent by Landlord to an Assignment or Sublease shall not in any way be construed to relieve Tenant or the assignee or sublessee from obtaining the express consent in writing of Landlord with respect to any subsequent Assignment or Sublease. Landlord may, but shall not be obligated to, consent to subsequent Assignments or Subletting of this Lease or amendments or modifications to this Lease with Transferees or other successors of Tenant, without notifying Tenant, and without obtaining its consent thereto and such action shall not relieve Tenant of liability under this Lease.

        5.2.6 Tenant shall not be released from Tenant's obligations under this Lease nor shall Tenant's primary liability to pay Rent and to perform all other obligations to be performed by Tenant under this Lease be altered by (a) any Assignment or Sublease, regardless of Landlord's consent, or (b) any failure by Landlord after any Assignment or Sublease, regardless of Landlord's consent, to give Tenant notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of this Lease.

Section 5.3 - Share of Proceeds of Assignment or Sublease

        Fifty percent (50%) of that portion of rent and all other consideration payable to or for the benefit of Tenant in connection with any Assignment or Sublease which is in excess of the Rent (which for purposes of this Section 5.3 shall mean the Base Annual Rent plus those Building Costs, Project Costs and Taxes payable by Tenant pursuant to Section 3.4) which Tenant is obligated to pay Landlord under this Lease (in the event of a Sublease or Assignment of less than the entire Premises, prorated to reflect obligations allocable to that portion of the Premises that is the subject


                                       12



of the Sublease or Assignment), after deduction for brokerage commissions and tenant improvement costs incurred by Tenant, and in the case of a Sublease, allocated equitably over the term of or portion of the Premises covered by such Sublease, shall be payable to Landlord as additional Rent under this Lease without affecting or reducing any other obligation of Tenant under this Lease. Such excess shall be payable to Landlord at the same time as such rent or other consideration is actually paid to Tenant, provided, however, that fifty percent (50%) of the cash equivalent of any non-cash consideration payable to or for the benefit of Tenant at any time in connection with an Assignment or Sublease shall be paid by Tenant to Landlord at the time Landlord gives its consent.

Section 5.4 - Landlord Options to Terminate Lease

        With respect to any Assignment or Sublet except any made in accordance with Landlord's prior written consent, it is expressly agreed and understood that in addition to Landlord's other rights set forth in this Article 5, Landlord shall have the following options, exercisable in Landlord's sole discretion: (a) in the event of a Sublease or Assignment of substantially all the Premises, to terminate this Lease as of the date proposed by Tenant for the commencement of the term of the proposed Sublease or Assignment; and (b) without regard to the size of the portion of the Premises to be affected by the proposed Sublease or Assignment, to declare this Lease to be so modified so as to exclude therefrom, and to be terminated as to, the space subject to the proposed Sublease or Assignment, such modification to become effective on the date proposed by Tenant for the commencement of the term of the Sublease or Assignment, with the Base Annual Rent, and amounts payable by Tenant pursuant to
Section 3.4 for Building Costs, Taxes and Project Costs, to be adjusted in proportion to the reduction in Rentable Area of the Premises. If Landlord exercises either of its options to terminate under this Section 5.4, the provisions of this Lease applicable to Tenant's obligations on expiration or termination shall apply to the space as to which the termination applies.

                             ARTICLE 6 - ALTERATIONS

Section 6.1 - Alterations

        Tenant shall not make any alterations, additions or improvements including, but not limited to, the initial tenant improvements in or to the Premises or parking space configuration in the Project Common Areas (collectively, "Alterations") without first meeting the following requirements:

        (a) Prior to the commencement of any Alterations, Tenant shall submit plans and specifications prepared by an architect and/or structural engineer licensed by the state where Project is located for Landlord's approval, which approval shall not be unreasonably withheld, and obtain any necessary governmental permits and deliver a copy thereof to Landlord:

        (b) The Alterations shall be made at Tenant's sole cost and expense and by a contractor or mechanic designated by Landlord or a contractor or mechanic chosen by Tenant and approved by Landlord, which approval shall not be unreasonably withheld;

        (c) Tenant shall provide satisfactory evidence of contractor's comprehensive general liability insurance covering Landlord, builder's risk insurance, and workmen's compensation insurance all in form and substance satisfactory to Landlord;

        (d) Tenant shall provide a performance and payment bond satisfactory in form and substance to Landlord for all Alterations which in Landlord's reasonable judgment will cost more than Twenty Five Thousand Dollars ($25,000) to complete, or such other security as Landlord may reasonably require to insure payment for the completion of all Alterations free and clear of liens;

        (e) Tenant shall give Landlord at least ten (10) business days' notice before commencing any proposed Alterations so that Landlord can post and record a notice of nonresponsibility and any other notice as may be permitted by law, to protect Landlord from having its interest in Premises made subject to a mechanic's or materialmen's lien;

        (f) All Alterations shall be made in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction;

        (g) All of Tenant's contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord's contractors;

        (h) Tenant shall be fully responsible if any shutdown of plumbing, electrical or air conditioning equipment jeopardizes or invalidates any warranties covering the Building;

        (i) Landlord expressly reserves the right to revoke its consent upon notice to Tenant in the event of the breach of any of the terms or conditions hereof, in which case all work on the Alterations shall immediately cease to the extent directed by Landlord in such notice until the breach in question is cured to Landlord's satisfaction;

        (j) Tenant shall reimburse Landlord for any and all costs or expenses reasonably incurred by Landlord in connection with the Alterations. including without limitation architectural or engineers' fees and attorneys' fees; and

        (k) Tenant shall provide Landlord with a cost and expense breakdown of the Alterations.

        6.1.1 Notwithstanding any provision of Section 6.1(a) to the contrary, Tenant may make Alterations in or to the Premises which cost less than Five Thousand Dollars ($5,000) in the aggregate per year, without obtaining Landlord's prior written consent provided (i) such Alterations do not adversely affect the foundations, structural


                                       13



components, exterior walls, roof or roof membrane, or the heating, ventilating and air conditioning systems of the Building, or its exterior appearance, (ii) such Alterations do not impair the use of the Building or materially reduce the value or marketability of the Premises and/or Building, and (iii) Tenant complies with all other provisions of Section 6.1. Tenant shall have no right to make any Alterations to the structure of the Building or the roof under this Lease.

        6.1.2 At the same time Tenant submits detailed specifications, floor plans and necessary permits to Landlord for review for the purpose of obtaining Landlord's consent to any proposed Alteration, Tenant may request Landlord to indicate whether or not such proposed Alteration or addition is to be removed from the Premises upon the expiration of the Term of this Lease and whether Tenant is to perform all restoration made necessary by the removal of any such Alteration. In the event Tenant does not request Landlord to make such indication, or when Tenant does not obtain Landlord's prior consent to any Alteration or addition pursuant to Section 6.1.1, Landlord shall have the right to require Tenant to remove any such Alteration or addition upon expiration of the Term of this Lease and to perform all restoration made necessary by such removal. As to future Alterations made to the Premises by Tenant, Tenant shall only be obligated to remove such Alterations if Landlord, at the time Landlord grants its consent therefor, states in writing that they must be removed upon expiration or earlier termination of the Lease. For Alterations for which Landlord's consent is not required by the terms of the Lease, Landlord may require Tenant to remove such Alterations upon expiration or earlier termination of the Lease; provided, however, Tenant may at any time ask for a written statement from Landlord stating whether or not such Alterations must be removed upon expiration or earlier termination of the Lease and Tenant shall not be required to remove such Alterations for which Landlord states in such written notice that removal will not be required. All Alterations not removed by Tenant upon expiration or earlier termination of the Lease shall become Landlord's property.

Section 6.2 - Mechanics' Liens

        Any mechanics' or materialmens' lien filed against the Premises, Building or Project for work done or claimed to have been done by or materials claimed to have been furnished to Tenant or its agents shall be discharged by Tenant at its expense within ten (10) days thereafter by the filing of the bond required by law, by payment, by satisfaction or otherwise. Failure to so discharge any such lien shall constitute a default hereunder. If Tenant has not caused the lien to be so released within such 10-day period, Landlord, in addition to all other remedies provided in this Lease and by law, shall have the right, but shall not be obligated, to cause the lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to the lien. All payments made and expenses incurred by Landlord in connection with the lien shall be considered additional Rent pursuant to Section 3.1 above.

Section 6.3 - Alterations as Landlord's Property

        All Alterations, whether made and/or paid for by Tenant or Landlord, shall immediately become a part of the realty and shall be and remain Landlord's property, and shall not be removed without the written consent of Landlord. Notwithstanding the foregoing, all goods, effects, personal property, cubicles, partitions, local area network cabling, detachable walls, business and trade fixtures, machinery and equipment owned by Tenant or installed at Tenant's expense in the Premises shall remain the personal property of Tenant and may be removed by Tenant at any time, and from time to time, during the Term of this Lease provided Tenant shall, in removing any such property, repair all damage to the Premises and the Project caused by such removal and shall restore the Premises and the Project to their condition prior to the making of the Alterations, ordinary wear excepted, or, at Landlord's option, Tenant shall pay to Landlord the cost of such repair and restoration.

Section 6.4 - Indemnification

        Tenant's indemnity obligations under Article 9 of this Lease shall include any matter arising out of or connected with (i) the making, maintenance, repair, installation, removal or existence of any Alterations (including, but not limited to, claims or liability for breach of warranty, worker's compensation, personal injury or property damages) and (ii) Tenant's performance and observance of, or failure to timely perform and observe, its obligations under this Article 6. Notwithstanding the previous sentence, Landlord shall have no right to settle mechanics' or materialmen's liens within the ten (10) day period described in Section 6.2 or any liens which are bonded over.

Section 6.5 - Survival

        Tenant's obligations under this Article 6 shall survive the expiration or earlier termination of this Lease.

                               ARTICLE 7 - REPAIRS

Section 7.1 - Tenant's Obligations/Procedures

        7.1.1 Subject to the provisions of Section 7.1.2, Section 7.2, Article 10 and Article 11, Tenant shall operate maintain, keep clean, provide janitorial services for, and take good care of the Premises and the fixtures therein (including, without limitation, the floor and window coverings), and provide for the disposal of trash, garbage, and waste arising in connection with Tenant's use or occupancy, all at Tenant's sole cost and expense and, further subject to the provisions of Article 6 hereof, shall make all repairs and replacements, at its sole cost and expense as and when Landlord deems reasonably necessary to preserve in good working order and condition the Premises and every part thereof, including, without limitation, all plumbing, electrical and lighting facilities and equipment, fixtures, interior walls, interior surfaces of exterior walls, ceilings, roof, doors, windows, plate glass, skylights, glazing for windows, plate glass and skylights and the heating, ventilating and air conditioning systems located within the Premises or serving the Premises and located within or on the Building, except if and to the extent any of such Building systems are located within the premises of any other tenant of the Building and to such extent, after reasonable written notice to Landlord, Landlord shall cause such work to be performed at Tenant's sole cost and expense. Tenant shall maintain, repair and operate the Premises, the fixtures therein and such Building systems serving the Premises in a


                                       14




good condition comparable to the manner other buildings in first-class projects similar in size, character and location are maintained and operated. All repairs and replacements shall be in quality and class equal to the original work. Upon the expiration or other termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in as good order, condition and repair as they were received by Tenant, ordinary wear excepted. All repairs and replacements made by Tenant pursuant to this Section 7.1 shall be subject to the conditions set forth in Article 6. Notwithstanding the foregoing, Tenant shall only be responsible for its pro rata share of the cost of any repair or replacement which under generally accepted accounting practices would be classified as a capital improvement for the period that such capital improvement's useful life, as reasonably determined by Landlord, falls within the Term of this Lease. Landlord shall reimburse Tenant for Landlord's share of such cost within thirty (30) days of receipt of reasonable written evidence therefor, upon the same conditions as payment of the Tenant Improvement Allowance hereunder.

        7.1.2 At Landlord's option exercisable from time to time, either Landlord or Tenant shall procure and maintain, at Tenant's expense (payable by Tenant directly to the provider of such service), a heating, ventilating and air conditioning system maintenance contract to provide for inspection, maintenance and repair of such systems. If Landlord elects to have Tenant obtain such contract, the form and substance of the contract and the qualifications of the service provider shall be satisfactory to Landlord. Without limiting the generality of the foregoing, such contract shall name Landlord as an express third party beneficiary of the contract, shall be assignable to Landlord, shall be terminable upon thirty (30) days advance written notice, shall provide for inspections, repairs and maintenance to be performed at a minimum frequency of once every three (3) months, shall provide for a written report to Landlord of each such occasion of inspection, maintenance or repair, and an original of such contract shall be delivered to Landlord. If Landlord elects to procure and maintain such maintenance contract, Tenant shall pay to Landlord from time to time, within fifteen (15) days after delivery of a statement therefor, the cost of such contract.

        7.1.3 Supplementing the provisions of Sections 7.1.1 and 7.1.2 and not in limitation or derogation thereof, Tenant shall be obligated to pay directly to the parties entitled thereto all direct and indirect fees, costs and expenses, in connection with performance of Tenant's obligations set forth in Sections 7.1.1 and 7.1.2, including, without limitation, the following: (i) all wage and labor costs and expenses paid or incurred by Tenant or Tenant's authorized representative and applicable to the persons engaged in the operation, maintenance, overhaul or repair of all or any portion of the Premises or fixtures therein, whether they be employed by Tenant or as independent contractors (including, without limitation, the cost effect of any increase or decrease in the hours of employment or the number of paid holidays or vacation days, social security taxes, unemployment insurance taxes and the cost (if any) of providing disability, hospitalization, medical, welfare, pension, retirement, or other benefits applicable with respect to such persons); (ii) the cost and expense of utilities, utility surcharges, water and sewer charges, fuel, building supplies and materials, services contracts, janitorial services, or any costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Premises.

Section 7.2 - Landlord's Obligations and Rights

        Landlord, subject to reimbursement pursuant to Article 3 and further subject to the provisions of Article 10 and Article 11, shall keep in good condition and repair the following: (a) the foundations, exterior walls, structural condition of interior bearing walls and roof and all roof components, including the roof membrane, of the Premises; (b) the Common Areas, including, without limitation, the parking lots, loading areas, utilities installations, roadways, walkways, landscaping, fences and Project signs; and (c) only during the first twelve (12) months of the Term of the Lease, the window glazing and the heating, ventilating and air conditioning system of the Building. Additionally, to the extent and only to the extent that any of the eight (8) HVAC units serving the Premises as of the Commencement Date require replacement during the term of this Lease, Landlord shall replace up to three (3) HVAC units in any consecutive twelve (12) month period. If Tenant desires to replace any additional HVAC units during any such twelve (12) month period, Landlord shall do so at Tenant's written request and at Tenant's sole cost and expense, payable within fifteen (15) days after demand therefor. Notwithstanding the foregoing,
(i) Landlord shall not be responsible for any such maintenance, upkeep, repair or replacement to the extent that the same may be made necessary by or arise from placement or servicing of, or other activities in relation to the location of, equipment on the roof of the Premises or the Building, or penetration of the roof by such equipment, regardless of Tenant's having obtained, prior to the placement of any such equipment, the written approval of Landlord, unless and until Tenant pays Landlord therefor, including at Landlord's option advance payment on an estimated basis, the full cost of any such maintenance, upkeep, repair or replacement; (ii) Landlord shall not, unless and except as otherwise expressly provided in the Work Letter, if any, be obligated to paint the exterior or interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace doors, windows or plate glass of the Premises; and (iii) Landlord shall have no obligation to repair, but without obligation to do so may elect to repair, at the expense of Tenant, all damage or injury to the Premises, or to the Building or Project and its fixtures, appurtenances or equipment or to any of the areas used in connection with the operation of the Building or Project, caused or done by Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees or caused by moving property of Tenant in or out of the Building or the Project, or by the installation or removal to furniture or other property, or resulting from fire, heating, ventilating or air conditioning unit or system, short circuits, overflow or leakage of water, steam, gas, sewage or odors, or by frost or by bursting or leaking of pipes or plumbing works, or gas, or from any other source, due to the carelessness, negligence, or improper conduct of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees. If any component of or system serving the Premises is covered by a third party warranty, Landlord shall, at the written request of Tenant, make a claim against such warranty for repair work so covered and use reasonable efforts to enforce its warranty rights for the benefit of Tenant. Landlord shall, if so requested by Tenant, deliver to Tenant copies of all such written warranties in Landlord's possession



                                       15




Section 7.3 - Statutory Waivers

        Tenant hereby waives all rights under the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code, and all rights under any law in existence during the Term authorizing a tenant to make repairs at the expense of a Landlord or to terminate the lease.

Section 7.4 - No Liability of Landlord

        Unless and except to the extent caused by Landlord's gross negligence or willful misconduct, or that of its employees, agents or contractors, and except as provided in Article 10 hereof, there shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Premises, Building or the Project (or any of the areas used in connection with the operation thereof or in or to any fixtures, appurtenances or equipment), or by reason of the active or passive negligence of Tenant or any other tenant or occupant of the Building or Project. In no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters. Notwithstanding the foregoing, if Landlord receives, as the result of any interruption in services or as a result of the making of or failure to make any of the above-mentioned repairs, alterations, decorations, additions or improvements, when any of the foregoing prevented Tenant's use of the Premises, rental insurance proceeds, then to the extent of such proceeds received, Tenant's Rent shall be abated.

                 ARTICLE 8 - SUBORDINATION/PROTECTION OF LENDERS

Section 8.1 - Subordination and Attornment

        8.1.1 This Lease shall be subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now or hereafter encumber or otherwise affect the real property of which the Premises forms a part or encumber or affect the ground or underlying leases and all renewals, modifications, consolidations, replacements and extensions of any of the foregoing (any of the foregoing being a "Superior Interest"), without the necessity of executing any instrument to effectuate such subordination; provided, however, upon Landlord's request, Tenant, or Tenant's successors-in-interest, shall execute and deliver any and all instruments desired by Landlord evidencing such subordination in the manner requested by Landlord, provided that Tenant shall receive customary non-disturbance covenants from the holder of such Superior Interest for the benefit of Tenant. Tenant acknowledges that it has received and executed a subordination instrument with the current holder of a Superior Interest in a form satisfactory to Tenant.

        8.1.2 Tenant agrees that, at the option of the lessor under any ground or underlying lease which is a Superior Interest, Tenant shall attorn to said lessor in the event of the termination or cancellation of such ground or underlying lease and, if requested by said lessor, shall enter into a new lease with said lessor (or a successor ground lessee designated by said lessor) for the balance of the Term then remaining hereunder upon the same terms and conditions as those herein provided.

        8.1.3 In the event of foreclosure or exercise of power of sale under any mortgage or deed of trust which is a Superior Interest, the holder of any such Superior Interest or purchaser at any sale pursuant thereto (any of the foregoing referred to herein as a "Purchaser") shall have the option (a) to require Tenant to attorn to such Purchaser, and to enter into a new lease with such Purchaser (as Landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided, or (b) notwithstanding the foregoing provisions, to make the election and proceed pursuant to Section 8.2.

Section 8.2 - Superiority of Lease and Attornment

        Notwithstanding the foregoing, the holder of a Superior Interest may at any time elect to subordinate its Superior Interest to this Lease (any such encumbrance subordinated to this Lease being a "Subordinated Interest") and upon giving notice of such election to Tenant, this Lease shall be superior to any such Subordinated Interest, without the necessity of any further documentation. If the interest of Landlord in the Project or any portion thereof is transferred to a Purchaser pursuant to or in lieu of proceedings for enforcement of any Subordinated Interest, Tenant shall immediately and automatically attorn to the Purchaser, without execution of any further instruments, and in such event, for the remaining Term, this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth herein which are applicable to such remaining Term. Notwithstanding the foregoing, Tenant shall, upon request of Landlord or the holder to any Subordinated Interest, execute and deliver to Landlord a document evidencing either or both of the subordination of the Subordinated interest to this Lease or Tenant's attornment to the Purchaser.

Section 8.3 - Lender's Right to Cure

        If Landlord is in default, Tenant will accept cure of any default by any holder (a "Holder") of a Superior interest or of a Subordinated Interest whose name and address shall have been furnished to Tenant in writing. Tenant may not terminate this Lease for Landlord's default unless Tenant gives notice of such intent to terminate to each such Holder and the default is not cured within thirty (30) days after the time period given to Landlord to cure any such default in this Lease or within such greater time as may be reasonably necessary to cure such default. A default which cannot reasonably be cured within said thirty (30) day period shall be deemed cured within said period if work necessary to cure the default is commenced within such time and the Holder proceeds diligently thereafter with such work until the default is cured.

                                       16


Section 8.4 - Tenant's Financial Statements

        8.4.1 Tenant agrees that Landlord is hereby authorized to request a credit report on Tenant at any time and from time to time subsequent to the Reference Date from any third party, but in the absence of a proposed transfer or refinancing of the Building or the Project, no more often than once each calendar year.

        8.4.2 Upon default under this Lease by Tenant, or upon any request by Tenant for Landlord's approval of an Assignment or Sublease pursuant to Article 5 above, or upon request of Landlord made not more than once during any Computation Year for any reason whatsoever, Tenant agrees to promptly provide Landlord with a full, true and correct current audited annual financial statement (certified by Tenant's regular certified public accountant) or, if a current annual audited financial statement should not be available, a full, true and correct current unaudited annual financial statement (certified by the chief financial officer of Tenant), covering the financial condition of Tenant, the same to be accompanied by all financial statements of any kind issued by Tenant to any bank or other financial institution or credit reporting service at any time during the twelve (12) months next immediately preceding the date of said current financial statement.

        8.4.3 Within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord, or to any actual or prospective Holder that Landlord designates, the most recent quarterly financial statements as are available to verify the financial condition of Tenant, or any Transferee or guarantor of Tenant, to facilitate the financing or refinancing of the Building or Project, or the creation, extension or renewal of any underlying or ground lease affecting the Project.

        8.4.4 Tenant represents and warrants to Landlord and such Holder that each financial statement delivered by Tenant is or shall be, as the case may be, accurate in all material respects to the best of Tenant's knowledge as of the date of such statement.

Section 8.5 - Lease Modifications

        If at any time or times Landlord desires to obtain financing for the Building or any part thereof, if any lender which intends to take, or is holding, a mortgage or deed of trust encumbering the Building or any part thereof, should require, as a condition to such financing, either execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure, and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, or any modification of the agreements, covenants, conditions or provisions of this Lease, or both of them, then Tenant agrees to execute and deliver such agreement and to modify this Lease as required by such lender; provided, however, that no such modification shall affect the length of term hereof, increase the rent payable by Tenant hereunder or otherwise materially and adversely affect the use of or the conduct of Tenant's operations in the Premises as otherwise permitted herein. Tenant acknowledges and agrees that its failure to execute any such agreement or modification required by such lender may cause Landlord serious financial damage by causing the failure of a financing transaction and giving Landlord all of its rights and remedies under Article 16 hereof, including its right to damages caused by the loss of said financing. In addition to such rights and remedies, if Tenant shall fail or refuse to execute any such agreement or modification within ten (10) days after receipt thereof, Landlord, at its option, may, upon written notice to Tenant, terminate this Lease and, upon giving such termination notice, Landlord shall refund to Tenant any unearned rent and/or security deposit held by Landlord in excess of amounts which Tenant then owes to Landlord, and this Lease shall terminate.


                      ARTICLE 9 - LIABILITY/INDEMNIFICATION

Section 9.1 - Landlord's Exculpation and Limitation of Liability

        Landlord, its employees, its agents, and the holders of any Superior Interest or Subordinated Interest shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises or the Project from any cause whatsoever, including without limitation, that occasioned by or through the acts or omissions of persons occupying any part of the Project, or occasioned by burst, stopped or leaking pipes or apparatus for the distribution or collection of water, wastewater, gas or steam, or by leakage from the roof, walls or subsurface, or by falling plaster or ceiling panels, or by electrical wiring. The foregoing waiver shall not apply to the extent caused by the gross negligence or willful misconduct of Landlord, its employees or agents, provided, however, the foregoing shall not diminish or affect the waivers by Tenant and Landlord pursuant to Section 14.3 and in no event shall Landlord, its employees and agents, and the holders of any Superior Interest or Subordinated Interest be liable for any loss of profits or damages from business interruptions or any other consequential damages. Landlord shall defend (with counsel reasonably acceptable to Tenant), indemnify and hold harmless Tenant and its officers, directors, shareholders, subsidiaries, employees, agents and representatives from and against any and all claims, actions, lawsuits (including, but not limited to, claims, actions and lawsuits brought by the government or third parties), losses, costs (including, but limited to, court costs, costs of appeal, and cleanup, removal and remediation costs associated with any Hazardous Materials), liabilities, contribution claims, damages and expenses including, but not limited to, attorneys' fees and court costs, arising, whether before or after the expiration or earlier termination of the Lease, out of or in connection with (i) the gross negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors, (ii) any breach of the Lease by Landlord, and (iii) the presence, release, discharge, spill, removal, remediation, use, storage, disposal, transportation or existence of any Hazardous Materials to, from, on, under or about any part of the Project existing or arising solely and directly as a result of the activities of Landlord or Landlord's employees, agents or contractors on or about the Project. Landlord's indemnity obligations set forth herein shall survive the expiration or earlier termination of the Lease.

                                       17


Section 9.2 - Tenant's Liability, Indemnification and Hold Harmless

        Tenant hereby indemnifies and agrees to protect, save, defend and hold Landlord and the holders of any Superior Interest or Subordinated Interest, and the constituent shareholders, partners or other owners thereof, and all of their employees, officers, directors, agents, contractors and licensees (hereinafter collectively referred to as the "Indemnitees") against and save Indemnitees harmless from any and all loss, cost, liability, damage, expense and claims, including, without limitation, penalties, tines and reasonable attorneys' fees and costs incurred, and any claims by any persons by reason of injury to or death of any person or for loss of use of or damage to or destruction of property, in connection with or arising from: (a) any matter expressly referenced elsewhere as being included within Tenant's indemnity obligation under this Article 9, or (b) any failure of Tenant timely to perform or observe any obligation, condition, covenant or representation of this Lease on Tenant's part to be performed or observed, or (c) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person or entity claiming through or under Tenant, or (d) any acts, omissions or negligence of Tenant, or the employees, agents, contractors, subtenants, assigns, licensees, invitees or visitors of Tenant, or of any person or entity claiming through or under Tenant, in, on or about the Premises or the Project, either prior to the commencement of, during, or after the expiration of the Term, including, without limitation, any acts, omissions or negligence in the making or performing of any alterations, construction or installation of Tenant's fixtures, equipment or other personal property. Provided, however, Tenant shall not be obligated to protect, defend, indemnify and save harmless Indemnitees as set forth above to the extent that any such loss, cost, liability, damage, expense or claim has been caused by the gross negligence or willful misconduct of Landlord, its employees, contractors or its agents. In the event any action or proceeding is brought or threatened against any of the Indemnitees for any claim against which Tenant is obligated to indemnify Indemnitees hereunder, Tenant upon notice from Landlord shall defend such action or proceeding pursuant to this Article 9 by counsel (i) previously approved in writing by Landlord in its reasonable discretion, and (ii) willing to cooperate with counsel of Landlord's choice in connection with such defense. Landlord reserves the right to settle, compromise or dispose of any and all claims, actions or proceedings related to the foregoing indemnities in its sole discretion and the exercise of said right shall not reduce Tenant's obligations hereunder.

Section 9.3 - Survival and Conflicts with other Indemnity Provisions

        The foregoing provisions of this Article 9 shall not diminish either party's rights and obligations set forth in Article 4 and Section 6.4 hereof, as applicable. The provisions of this Article 9 shall survive the expiration or other termination of this Lease. Any waiver of claims against any party, release of any party and/or indemnification of any party pursuant to the terms of this Lease, including without limitation the terms of this Article 9, shall in no event be deemed to apply to such party's fraud, willful injury to the person or property of another, or violation of any law, whether willful or negligent, to the extent such waiver or indemnity would violate California Civil Code Section 1668.

                         ARTICLE 10 - DAMAGE/DESTRUCTION

Section 10.1 - Destruction and Repair

        If the Premises shall be damaged by fire or other casualty, and if Tenant shall give prompt notice to Landlord of such damage, Landlord, at Landlord's expense, shall repair such damage and restore the Premises to substantially the condition it was in prior to such fire or casualty; provided, however, that Landlord shall have no obligation to repair any damage to or to replace Tenant's personal property, trade fixtures or equipment, Alterations or any other property or effects of Tenant. Notwithstanding the foregoing, Landlord shall have no obligation to repair such damage and restore the Premises to substantially the condition it was in prior to such fire or casualty: (i) to the extent there are governmental restrictions which preclude Landlord from repairing and restoring the Premises or the Building to substantially the condition it was in prior to such fire or other casualty; or (ii) if Tenant is in default under this Lease. Except as otherwise provided in this Article 10, if the entire Premises shall be rendered untenantable by reason of any such damage, the Base Annual Rent and Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs shall abate for the period from the date of such damage to the date when such damage to the Premises shall have been repaired, and if only a part of the Premises shall be rendered untenantable, the Base Annual Rent and Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs shall abate for such period in the proportion that the area of the part of the Premises so rendered untenantable bears to the total area of the Premises; provided, however, if, prior to the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable or shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which Base Annual Rent and Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired.

Section 10.2 - 180 Day and 60 Day Repair Criteria

        10.2.1 Notwithstanding the provisions of Section 10.1, if prior to or during the Term, the Premises or the Building (whether or not the Premises has been damaged or rendered untenantable) shall be so damaged by fire or other casualty that, in Landlord's architect's or contractor's opinion determined in its reasonable discretion, it will take longer than one hundred eighty (180) days from the date of the casualty to substantially complete the repair and restoration of the Premises or Building, then Landlord shall give to Tenant as soon as possible but in no event later than sixty (60) days after the casualty, notice of such opinion ("the 180 Day Notice"). If such repairs and restoration cannot in Landlord's architect's or contractor's opinion be substantially completed within one hundred eighty (180) days after the date of the casualty, Landlord and Tenant shall each have the right to terminate this Lease by giving written notice to the other within thirty (30) days after Tenant's receipt of the 180 Day Notice.

        10.2.2 Notwithstanding any provision herein to the contrary, Landlord and Tenant shall each have the right to terminate this Lease in the event the Premises is damaged by a fire or other casualty during the last year of the

                                       18


Term of this Lease if in Landlord's architect's or contractor's opinion determined in its reasonable discretion it will take longer than sixty (60) days to substantially complete the repair and restoration of the Premises. Landlord shall give notice of such opinion (the "60 Day Notice") as soon as possible, but in no event later than thirty (30) days after such casualty. In the event either party elects to terminate this Lease pursuant to this Section 10.2.2 such party shall give written notice to the other, which must be received by the other party no later than ten (10) days after Tenant's receipt of the 60 Day Notice.

        10.2.3 In the event Landlord or Tenant delivers such a written termination notice pursuant to Section 10.2.1 or Section 10.2.2, this Lease and the Term shall terminate thirty (30) days thereafter with the same effect as if the expiration of such thirty (30) day period was the Expiration Date, and Rent shall be apportioned as of such date. In the event that this Lease is not so terminated and the actual time to substantially complete the repair and restoration of the Premises takes longer than one hundred eighty (180) days (or sixty (60) days in the event Landlord gives a 60 Day Notice), Tenant shall have no claim or remedy of any kind whatsoever against Landlord for any costs, damages, losses, liabilities or penalties it incurs, provided Landlord diligently prosecutes the repair and restoration of the Premises to substantial completion. No such delay not caused by Tenant shall affect Tenant's right to abatement of Base Annual Rent and Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs under Section 10.1.

Section 10.3 - Lack of Insurance Proceeds

        Notwithstanding anything contained in this Article 10 to the contrary, in no event shall Landlord be required to spend for any repair, replacement or reconstruction of the Premises an amount greater than the insurance proceeds actually received by Landlord (plus the amount of reimbursement of deductibles actually received from

Tenant (and other tenants) as Building Costs or Project Costs) as a result of the fire or other casualty causing such loss, damage or destruction. If Landlord can not repair and restore the Premises to the condition otherwise required under this Article 10 with the proceeds actually received by Landlord and elects not to so repair and restore the Premises, this Lease shall terminate upon such written election made by Landlord and delivered to Tenant within fifteen (15) days of receipt of such insufficient proceeds.

Section 10.4 - No Release of Liability

        Except to the extent expressly provided otherwise in this Lease, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers that Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Project by fire or other casualty.

Section 10.5 - Tenant's Negligence

        Notwithstanding the provisions of Section 10.1, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their employees, suppliers, shippers, customers or invitees, then there shall be no abatement of Base Annual Rent and Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs by reason of such damage, unless Landlord is reimbursed for such abatement of Base Annual Rent and Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs pursuant to any rental insurance policies that Landlord may, in its sole discretion, elect to carry.

Section 10.6 - Express Agreement Re Damage and Destruction

        The provisions of this Lease, including this Article 10, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and it is agreed that any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar statute or regulation, now or hereafter in effect, shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises, the Building or any other portion of the Project.

                           ARTICLE 11 - EMINENT DOMAIN

Section 11.1 - Partial or Total Taking

        If all or substantially all of the Premises or Building is condemned or taken in any manner for public or quasi-public use, including, but not limited to, a conveyance or assignment in lieu of a condemnation or taking, this Lease shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or other taking. If less than all or substantially all of the Premises or Building is so condemned or taken, this Lease shall automatically terminate only as to the portion of the Premises so taken as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Premises or Building is condemned or otherwise taken so as to require, in the reasonable opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant given within sixty (60) days following notice to Landlord of the date on which said vesting or dispossession will occur. Tenant hereby waives any right which it may have during the Lease Term under California Code of Civil Procedure Sections 1265.110 through 1265.140, and any similar law now or hereafter in effect, including, without limitation, the right to petition a court to terminate this Lease in the event of a partial taking of the Premises.

                                       19


Section 11.2 - Award

        Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease and Alterations which are the property of Landlord. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant specifically for its relocation expenses, the taking of personal property and trade fixtures belonging to Tenant, or the interruption of or damage to Tenant's business, or for a temporary taking during the Term of this Lease, if such award is made separately to Tenant and not as part of the damages recoverable by Landlord.

Section 11.3 - Sale to Condemning Authority

        Landlord may, without any obligation to Tenant and without obtaining Tenant's consent, agree to sell and/or convey to the condemnor the Premises, Building or Project or any portion thereof sought by the condemner, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

Section 11.4 - Proration/Abatement of Base Annual Rent

        In the event of an automatic or elective termination of this Lease pursuant to Section 11.1 or of sale pursuant to Section 11.3, the Rent shall be equitably prorated as of the date of termination of this Lease. In the event of a partial condemnation or taking that is permanent, but does not result in a termination of this Lease as to the entire Premises pursuant to Section 11.1, the Rent shall abate in proportion to the portion of the Premises taken by such condemnation or other taking.

Section 11.5 - Temporary Taking

        If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited or temporary period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease. The apportionment of any award shall be governed by the provisions of Section 11.2.

                             ARTICLE 12 - UTILITIES

Section 12.1 - Utilities

        12.1.1 Tenant shall pay directly to the providers of all services for separately metered or directly billed water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, all fees, costs and expenses of such services, together with any Taxes thereon. Landlord makes no representation with respect to the adequacy or fitness of the heating, ventilating or air conditioning equipment in the Project to maintain temperatures that may be required for, or because of, any equipment of Tenant, and Landlord shall have no liability for loss or damage in connection therewith.

        12.1.2 In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord, the Project or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord is required or elects to make alterations to the Project or any other part thereof in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, require Tenant to comply with such mandatory or voluntary controls or guidelines or Landlord may, in its sole discretion, make such alterations to the Project or any other part thereof. All costs incurred by Landlord in connection with such laws, ordinances, guidelines or controls, including alterations to the Project shall be included in Operating Costs and assessed to Tenant pursuant to Section 3.4, except to the extent that such costs are to be entirely the responsibility of Tenant pursuant to this Lease, in which latter case such costs shall be entirely assessed to Tenant. Neither such compliance nor the making of such alterations shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.

                     ARTICLE 13 - LANDLORD'S RIGHT OF ENTRY

        Landlord and Landlord's agents shall have the right to enter the Premises at all times, to examine the same and to make such repairs or alterations, decorations, additions or improvements as Landlord may reasonably deem necessary or desirable, including without limitation the use and maintenance of pipes and conduits in and through the Premises, and Landlord and Landlord's agents shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and subject to the provisions of Article 10, the Base Annual Rent reserved shall in no way abate while said repairs, alterations, decorations, additions or improvements are being made, by reason of inconvenience, annoyance or injury to the business of Tenant because of the prosecution of any such work, or otherwise. Landlord and Landlord's agents are expressly granted permission to inspect the Premises at any reasonable time and to show the Premises at any reasonable time to prospective tenants, mortgagees, purchasers, lessees of the Building or Project and other persons with a business interest therein. If Tenant shall not be personally present to open and permit Landlord's entry into the Premises, at any time, when for any reason entry therein shall be necessary or permissible hereunder, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall observe all applicable laws and requirements under this Lease and accord reasonable care to Tenant's property), and without in any manner affecting

                                       20


the obligations, terms, covenants, conditions, provisions or agreements of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Project or the Building or any part thereof, other than as otherwise provided in this Lease. Notwithstanding any provision in this Article 13 to the contrary, Landlord agrees to provide Tenant with at least 24 hours prior notice (except when Landlord reasonably determines that an emergency situation exists) and Tenant shall have the right to accompany Landlord or Landlord's employees, agents, contractors and representatives when Landlord enters the Premises. Landlord shall use reasonable efforts to accommodate Tenant's desire to have all entry into the Premises during normal business hours.

                         ARTICLE 14 - TENANT'S INSURANCE

Section 14.1 - Tenant's Insurance

        Tenant shall carry at its expense and maintain in force during the Term and during such periods, if any, as Tenant shall have possession or conduct activities in, on or about the Premises prior to or after the Term hereof, the following insurance:

        (a) Commercial Liability Insurance with a Broad Form Liability Endorsement (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance) on an "occurrence" basis against claims for "personal injury" liability, including without limitation bodily injury, death or property damage liability with a limit of not less than Two Million Dollars ($2,000,000) in the event of "personal injury " to any number of persons or of damages to property arising out of any one " occurrence "; such insurance shall cover Tenant's indemnity obligations hereunder (excluding the indemnity obligations relating to Hazardous Materials, so long as such indemnity obligations are not generally insured for by tenants in the vicinity of the Project) and may be furnished under a "primary" policy and an "umbrella" policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Landlord;

        (b) insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to the personal property, furniture, furnishings and fixtures belonging to Tenant located in the Premises for not less than 100% of the actual replacement value thereof;

        (c) Worker's Compensation and Employee's Liability Insurance (as required by state law); and

        (d) such other insurance as is generally required by owners or lenders on buildings similar in size, character, age and location as the Building, as may change from time to time.

Section 14.2 - General Requirements of Tenant's Insurance

        14.2.1 All such insurance shall name Landlord, any mortgagee and/or ground or underlying lessor as additional insureds and shall provide that Landlord and any additional insureds shall receive thirty (30) days' (or ten
(10) days' in case of nonpayment of premium) written notice from the insurer prior to any cancellation or change of coverage, and shall contain a cross liability or severability clause.

        14.2.2 All insurance required to be carried by Tenant hereunder shall be written only as primary insurance and non-contributing and shall be effected with only such companies as are licensed to do business in the State of California and as Landlord shall approve, but in any event not with any company of less repute than those having a general policy rating of A and a financial rating of XV as rated in the most current available "Best's Insurance Reports". In the event "Best's Insurance Reports" is not currently published, such minimum standard shall be that published by any other nationally recognized publisher of such information. Landlord's approval shall be deemed to have been given unless Landlord in writing disapproves such company (i) not later than one month after submission of a policy or certificate to Landlord or (ii) at any time due to claims experience. Any insurance carried by Landlord shall not be contributory.

        14.2.3 Tenant shall deliver original certificates of the policies of insurance required hereunder to Landlord at least ten (10) days before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies.

        14.2.4 In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, without waiving any rights or remedies which Landlord may have for Tenant's default hereunder, procure such insurance for the account of Tenant, and the cost thereof shall be paid to Landlord within fifteen (15) days after delivery to Tenant of bills therefor. Nothing contained in this Article 14 shall be construed as a limitation of Tenant's liability hereunder.

Section 14.3 - Waiver of Subrogation

        (a) Subject to the rights of Landlord under Article 3 to collect, utilize and replenish Building Costs and Project Costs for the purposes therein set forth, Landlord waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Premises, the Building or the Project, or any part thereof, from causes then included under standard "all risk" coverage owner's property insurance policies or endorsements whether or not such policies are in effect covering Landlord or Tenant and whether or not such damage or destruction shall have been caused by the negligence of Tenant, its agents, employees, contractors, visitors or licensees, but only to the extent that Landlord's insurance policies then in force permit such waiver. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant, from causes then included under standard "all risk" coverage property insurance policies or endorsements whether or not such policies are then in effect covering Landlord or Tenant and whether or not caused by the negligence of Landlord, its agents,

                                       21


employees, contractors, visitors or licensees, but only to the extent that Tenant's insurance policies then in force permit such waiver. Landlord and Tenant represent that their present insurance policies now in force permit such waiver. Landlord and Tenant agree to seek and procure policies of insurance with full mutual waivers of subrogation to the extent available at commercially reasonable rates.

        (b) If at any time during the Term of this Lease either party shall give no less than five (5) days prior notice to the other certifying that any insurance carrier which has issued any such policy covering any of the property above mentioned has refused to consent to the aforesaid waiver of subrogation, or such carrier revokes a consent previously given or cancels or threatens to cancel any policy previously issued and then in force and effect because of such waiver of subrogation, then, in any of such events, the waiver in this Article 14 shall thereupon be of no further force and effect as to the loss, damage or destruction covered by such policy and such party shall immediately pursue an insurance carrier who will consent to such waiver; provided, however, that if at any time thereafter such consent shall be obtained therefor from any existing or substitute insurance company, the waiver hereinabove provided for shall again become effective. The cost of obtaining any such waiver shall be deemed a cost of such policy.

Section 14.4 - Landlord's Insurance

        Landlord shall procure, at Tenant's cost and expense as an Operating Cost under Article 3, the following insurance:

        (a) Commercial Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance) in commercially reasonable amounts on an "occurrence" basis for the benefit of Landlord as named insured against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability;

        (b) Insurance in commercially reasonable amounts against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, covering the real property improvements which make up the Premises; and

        (c) Landlord may, but is not obligated to carry such other insurance (including, without limitation, insurance against loss of rents and/or earthquake insurance) with respect to the Landlord or the Premises, Building and/or Project, as is generally carried by owners of, or required by lenders on, buildings or projects similar in size, character and location as the Building or Project.

        Tenant shall be entitled to obtain at its own cost and expense any additional insurance Tenant reasonably desires to protect itself as a result of Tenant agreeing to the exculpatory language in Articles 6 and 9 or otherwise.

                      ARTICLE 15 - INSOLVENCY OR BANKRUPTCY

Section 15.1 - Insolvency or Bankruptcy

        15.1.1 In addition to the occurrences set forth in Section 16.1 hereinafter, the following events shall constitute a default under this Lease:
(i) Tenant admits in writing its inability to pay its debts as they mature; (ii) Tenant makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors; (iii) Tenant gives notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; (iv) Tenant files a voluntary petition in bankruptcy or has an involuntary petition filed against him, her or it and such petition has not been dismissed within sixty (60) days; (v) Tenant files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy statute, regulation or law; (vi) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Tenant seeking any relief described in the preceding subparagraph (v) and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days from the date of entry thereof;
(vii) a trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its property or its interest in the Premises is employed or appointed and such receivership remains undissolved for sixty (60) days; or
(viii) this Lease or any estate of Tenant hereunder is levied upon under any writ of attachment or execution, and such writ shall remain unvacated and unstayed for ten (10) days.

        15.1.2 Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor in possession, and any trustee who may be appointed agree to:

        (a) perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court;

        (b) pay in the manner and at the time provided hereunder as reasonable compensation for use and occupancy of the Premises;

        (c) reject or assume this Lease within sixty (60) days of the filing of such petition under any Chapter of the Bankruptcy Code;

        (d) give Landlord at least forty-five (45) days prior written notice of any abandonment of the Premises; any such abandonment to be deemed a rejection of this Lease; and

        (e) do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

        Tenant, as debtor in possession, and any such trustee shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above requirements and to have consented to the entry of an order by an

                                       22


appropriate Bankruptcy Court requiring compliance with any of the above requirements, waiving all rights to notice of the entry of such order.

Section 15.2 - Measure of Damages

        In the event of the termination of this Lease pursuant to Section 15.1, Landlord shall be entitled to the same rights and remedies as those set forth in Sections 16.3 and 16.5 and in Article 18 of this Lease.

Section 15.3 - Provision of Services and Assumption of Lease

        In the event of the occurrence of any of those events specified in
Section 15.1, if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by law, (i) Landlord shall not be obligated to provide Tenant with any of the services specified in Article 12, unless Landlord has received compensation in advance for such services, and the parties agree that Landlord's estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively called the "Assuming Tenant") shall be entitled to assume this Lease unless, on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate, Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default; any "adequate assurance" of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by bonding and "adequate assurance" of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by bonding, it being covenanted and agreed by Landlord and Tenant that the foregoing provision was a material part of the consideration for this Lease.

                          ARTICLE 16 - DEFAULT/REMEDIES

Section 16.1 - Events of Default

        It shall be deemed conclusively a material breach of this Lease, and the occurrence of any of the following shall constitute a default by Tenant:

        (a) Tenant fails to make any payment of Rent pursuant to this Lease when due provided, however, that Landlord agrees to provide Tenant no more than once during any consecutive twelve (12) month period of the Term a written courtesy notice of Tenant's failure to pay rent when due hereunder, by which Tenant shall have five (5) days after receipt of such notice to pay such overdue rent before delivery of any statutorily required notice is given by Landlord seeking forfeiture of the Lease; or

        (b) Tenant fails timely to perform or observe any obligation, covenant, condition or representation required to be performed or made by Tenant under this Lease (other than those described above in Section 16.1(a) and except as otherwise provided below in Sections 16.1 (c) through 16.1 (h)) and shall fail, for a period of fifteen (15) days after written notice from Landlord specifying such failure ("Landlord's Nonmonetary Default Notice"), to cure said failure, unless such failure cannot be cured within said fifteen (15) days, in which case it shall be deemed an event of default under this Lease if Tenant either (i) fails to commence to cure the applicable default within such fifteen (15) day period, and (ii) fails, after commencing to cure within such fifteen (15) day period, to use due diligence to cure the applicable default within such period of time as may be reasonably necessary; or

        (c) Tenant abandons the Premises or Tenant vacates the Premises and/or removes substantially all of Tenant's furniture or other property therefrom for a period of thirty (30) days, and Tenant fails to (i) give Landlord fifteen (15) days prior written notice of such intent to vacate and (ii) keep in place all signage it has erected or constructed in the Common Areas, Premises, Building or Project; or

        (d) [Intentionally omitted]

        (e) [Intentionally omitted]

        (f) Any of the events described in Section 15.1.1 shall occur; or

        (g) Tenant Assigns, Sublets or transfers, by operation of law or otherwise, or enters into an agreement to Assign, Sublet or transfer any or all of its interests under this Lease without obtaining Landlord's prior written consent (other than as expressly permitted under Article 5 hereof) or permits, commits, suffers or maintains any unlawful act, nuisance or waste on or about the Premises, the Building or the Project or areas used in connection therewith which remains unrectified after fifteen (15) days written notice of such occurrence or event; or

        (h) Tenant fails to pay, or deposit with Landlord, timely any amount of money due to Landlord pursuant to Exhibit D or Tenant Delay under Exhibit D exceeds thirty (30) days; or

        (i) Tenant fails to move into or take possession of the Premises within fifteen (15) days after the Rent Commencement Date (subject to the issuance of an appropriate certificate of occupancy).

                                       23


Section 16.2 - Termination of the Right to Possession

        In the event that Tenant is in default as specified in Section 16.1 hereof, Landlord may elect to terminate this Lease by giving notice of such election to Tenant. Said notice may consist of a three (3) days' notice to pay rent or quit pursuant to California Code of Civil Procedure Section 1161, in which event, at the expiration of said three (3) day period (unless Tenant cures the default within said three (3) day period) Tenant's right to possession shall be terminated (including, without limitation, for purposes of California Civil Code Section 1951.2) and this Lease shall thereby terminate and Tenant shall vacate and deliver possession of the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

Section 16.3 - Rights Upon Termination

        In the event of Landlord's termination of this Lease as a result of Tenant's default under this Lease, Landlord shall have:

        (a) The right, subject to applicable law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by law, and remove their property and regain possession of the Premises (but Landlord shall not be obligated to effect such removal) and said property may, at Landlord's option, be stored or otherwise dealt with as provided within this Lease or as applicable law may then provide or permit, including but not limited to the right of Landlord to sell or otherwise dispose of the same or to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

        (b) The rights and remedies provided by California Civil Code Section 1951.2 to recover from Tenant upon termination of the Lease:

                (i) the worth at the time of award of the unpaid Rent and other charges which had been earned at the time of termination;

               (ii) the worth at the time of award of the amount by which the unpaid rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

               (iii) subject to Subdivision (c) of the California Civil Code
        Section 1951.2, the worth at the time of award of the amount by which the unpaid rent and other charges for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

               (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

                  The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) of this Section 16.3 shall be computed by allowing interest at the Default Rate. The "worth at the time of the award" of the amount referred to in clause (3) of this Section 16.3 shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

        (c) The right to enforce, to the extent permitted by the laws of the State of California then in force and effect, any other rights or remedies set forth in this Lease or otherwise applicable hereto by operation of law or contract.

Section 16.4 - Continuance of Lease

        In the event of any breach or default under this Lease by Tenant (and regardless of whether or not Tenant has abandoned the Premises), this Lease shall not terminate unless Landlord, at Landlord's option, elects at any time when Tenant is in breach of this Lease to terminate Tenant's right to possession as provided in Subsection 16.2 of this Article 16 or, at Landlord's further option, by the giving of any notice (including but not limited to any notice preliminary or prerequisite to the bringing to legal proceedings in unlawful detainer) terminating Tenant's right to possession. For so long as this Lease continues in effect, Landlord shall have the rights and remedies provided by California Civil Code Section 1951.4 and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all Rent as it becomes due hereunder. For the purpose of this Section 16.4, the following shall not constitute termination of Tenant's right to possession: (i) acts of maintenance or preservation or efforts to relet the Premises, or (ii) the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease.

Section 16.5 - Other Remedies

        In the event of a breach or default by Tenant under any of the terms, covenants, conditions, provisions or agreements of this Lease, or threat thereof, Landlord shall additionally have the right of injunction if available under law. Provision in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity.

Section 16.6 - Waiver of Rights of Redemption and Time for Service of Notice

        To the extent and only to the extent permitted by law, Tenant hereby expressly waives any and all rights (i) to require that Landlord serve a notice of default for unpaid rent within one year after such rent becomes due, as provided in California Code of Civil Procedure Section 1161, subsection 2, and
(ii) to relief from forfeiture,

                                       24


redemption or reinstatement granted by or under any present or future law (including, without limitation, California Code of Civil Procedure Sections 1174 and 1179) in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining the right to possession of the Premises, by reason of the violation by Tenant of any of the terms, covenants, conditions, provisions or agreements of this Lease, or otherwise.

Section l6.7 - Procedural Matters

        (a) Tenant hereby waives the requirement that any notice of default served pursuant to this Article 16 or under the California unlawful detainer statutes shall be required to be served on any subtenant in possession or actual occupation of the Premises. Tenant also waives its right to require under California Civil Code Section 1164 that any subtenant in actual occupation of the Premises when the complaint and unlawful detainer be filed need be made a party defendant.

        (b) Exercise by Landlord of any one or more remedies granted herein or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

        (c) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall, at the option of Landlord, either (i) terminate all or any existing assignments, subleases or subtenancies, or (ii) operate as an assignment to Landlord of any or all of such assignments, subleases or subtenancies.

        (d) Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article 16 or pursuant to California Code of Civil Procedure Section 1161 or Article 23 of this Lease and any notice served by mail shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section upon mailing, without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq. or by other law. For purposes of Code of Civil Procedure Section 1162, Tenant's "place of residence", "usual place of business", "the property" and "the place where the property is situated" shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

                    ARTICLE 17 - LANDLORD'S RIGHT TO PERFORM

        If Tenant shall default in the timely performance of any obligation on Tenant's part to be performed under this Lease, Landlord may immediately, or at any time thereafter, with notice to Tenant, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money or do any act which will require the payment of any sum of money (including but not limited to employment of attorneys or incurring of costs) by reason of the failure of Tenant to comply with any term, covenant, condition, provision or agreement hereof, the sum or sums so paid or incurred by Landlord with interest at the Default Rate shall be due from Tenant to Landlord promptly upon demand by Landlord, as additional rent.

                            ARTICLE 18 - END OF TERM

Section 18.1 - Condition of Premises

        Upon the expiration or other termination of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in as good order, condition and repair as it now is or may hereafter be placed, ordinary wear excepted. Tenant shall remove all property of Tenant, as required by this Lease. Additionally, as provided in Section 3 of the Work Letter Agreement, Tenant may remove the conductive floor tile installed by Tenant in the Premises. Subject to
Section 6.1.2, at Landlord's option, Landlord may require Tenant to remove any Alterations installed on Tenant's behalf in the Premises. If Tenant shall remove any such property or Alterations permitted or required to be removed from the Premises, Tenant shall repair all damage to the Premises and the Project caused by such removal and shall restore the Premises and the Project to their condition prior to installation of such personal property or trade fixtures, ordinary wear excepted, or, at Landlord's option, Tenant shall pay to Landlord the cost of such repair or restoration. Any property left on the Premises at the expiration or other termination of this Lease, or after expiration of any cure periods without cure for any events of default set forth in Article 16, may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at expense and risk of Tenant or otherwise disposed of by Landlord in the manner provided by law. Tenant expressly releases Landlord of and from any claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of the Lease and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto.

Section 18.2 - Holding Over

        If Tenant holds over after the Term with the express written consent of Landlord, such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay as Rent to Landlord for the use and occupancy of the Premises for each month Tenant holds over an amount agreed to be one and one-half (1.5) times the Rent which is due on the last month of the Term, and Tenant shall also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. If without the express written consent of Landlord, Tenant shall fail to vacate the Premises after the expiration of the Term or sooner termination of this Lease for any cause or after Tenant's right to occupy the Premises ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall otherwise comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over, except that Tenant shall pay as Rent to Landlord for the use and occupancy of the Premises for each month Tenant holds over an amount agreed to be (i) one and one-half (1.5) times the Rent which is due on the last month of the term for the first two (2) months of such holdover period and (ii) two
(2) times the Rent which is due on the last month of the Term after such first two

                                       25


(2) month period. If the Premises are not surrendered at the end of the Term or of a permitted hold over period, Tenant hereby indemnifies and agrees to hold Landlord harmless from and against all claims, liability, loss, damages, costs or expenses, including reasonable attorney's fees and costs of defending same, incurred by Landlord and arising directly or indirectly from Tenant's failure to timely surrender the Premises, including without limitation, (i) any rent payable by, or any loss, cost, or damages, including without limitation lost profits, claimed by, any prospective tenant of the Premises or any portion thereof, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises. Tenant's obligation to observe or perform all of the terms, covenants, conditions, provisions and agreements of this Article shall survive termination of this Lease.

Section 18.3 - Conditions of Termination

        In the event that this Lease terminates for any reason prior to the Expiration Date, including but not limited to termination by Landlord, such termination will terminate any and all agreements for the extension of this Lease, whether expressed in an option, exercised or not, or in a collateral document or otherwise. Any right herein contained on the part of Landlord to terminate this Lease shall continue during any extension hereof. Any option on the part of Tenant herein contained for an extension hereof shall not be deemed to give Tenant any option for a further extension beyond the first extended term. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease.

                          ARTICLE 19 - QUIET POSSESSION

        Landlord hereby expressly covenants and agrees with Tenant, in lieu of any implied covenant of quiet possession, that upon Tenant's paying Rent and all other charges and observing and performing all the terms, covenants, conditions, provisions and agreements of this Lease on Tenant's part to be observed or performed, Tenant shall have quiet possession of the Premises for the Term as to anyone claiming by, through or under Landlord, subject, however, to the terms of this Lease and of any ground leases, underlying leases, mortgages, deeds of trust, and covenants, conditions and restrictions affecting all or any portion of the Project or any of the areas used in connection with the operation of the Project.

                       ARTICLE 20 - RULES AND REGULATIONS

        Tenant and Tenant's agents, employees, contractors, visitors and licensees shall observe faithfully and comply with the Rules and Regulations set forth as Exhibit E hereto, and such other and further reasonable Rules and Regulations as Landlord or Landlord's representatives may from time to time adopt. Any addition or change in the Rules and Regulations shall become effective within five (5) days after written notice thereof given by Landlord or its representatives. Landlord shall not be responsible for the performance of, and shall not be liable to Tenant for violation of, any of said Rules and Regulations, or the breach of any term, covenant, condition, provision or agreement in any lease or in any covenants, conditions and restrictions affecting the Project, by any other tenant in the Project or other Person.

              ARTICLE 21 - NO WAIVER/ENTIRE AGREEMENT/MODIFICATION

        The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any term, covenant, condition, provision or agreement of this Lease, or any of the Rules and Regulations attached to this Lease or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. The acceptance by Landlord of Rent with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Installment shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties, and recites the entire consideration given and accepted by the parties. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all prior negotiations, arrangements, correspondence, communications, brochures, agreements and understandings, if any, whether oral or written, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is based solely upon the terms of this Lease. Any agreement hereafter made shall be ineffective to change, modify, waive or discharge any provision of this Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought. This Lease may be executed in one or more duplicates or counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    ARTICLE 22 - LANDLORD'S DEFAULT/LIABILITY

Section 22.1 - Force Majeure

        This Lease and the obligation of Tenant to pay Rent and all other sums due hereunder to keep, observe and perform all of the other terms, covenants, conditions, provisions and agreements of this Lease on the part of Tenant as well as Landlord's obligations under this Lease to be kept, observed or performed shall in no way be affected, impaired or excused because Landlord or Tenant, respectively, is unable to fulfill any of its obligations under this Lease, or is delayed or curtailed in any way from doing so, by reason of any cause beyond Landlord's or Tenant's,

                                       26


respectively, reasonable control, including, but not limited to, acts of God, strike or labor troubles, fuel or energy shortages, governmental preemption or curtailment in connection with a national emergency or in connection with any rule, order, guideline or regulation of any department or governmental agency or by reason of the conditions of supply and demand which have been or are affected by a war or other emergency. Any such prevention, delay or curtailment shall be deemed excused on a day for day basis equivalent to each day of force majeure delay and neither Landlord nor Tenant shall be subject to any liability resulting therefrom. Tenant waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law or statute now or hereafter in effect. Notwithstanding any contrary implications herein, Tenant's inability to perform any monetary obligations to Landlord hereunder shall never be subject to or excused by a force majeuere delay claimed by Tenant.

Section 22.2 - Notice/Right to Cure

        Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying the nature of Landlord's failure to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter shall diligently prosecute the same to completion. All rights to cure provided to Landlord under this Section 22.2 shall also be accorded to any mortgagee, ground lessor or beneficiary under a deed of trust encumbering the Building or the Project. No default by Landlord shall permit Tenant to terminate this Lease except in the sole event that Tenant is unable either to access or to use the Premises and exercise all of Tenant's rights and privileges granted hereunder as permitted in this Lease by reason of Landlord's actions or by reason of the illegality of such use under the then existing circumstances.

Section 22.3 - Limitation of Landlord's Liability

        The liability of Landlord hereunder or in connection with the Premises, Building or Project shall be limited to its interest in the Project, and in no event shall any other assets of Landlord be subject to any claim arising out of or in connection with the Lease, Premises, Building or Project, and neither Landlord nor its partners, joint venturers or shareholders shall have personal liability with respect to any obligations or payments due or which may become due from Landlord hereunder.

Section 22.4 - Sale by Landlord

        In the event that the original Landlord hereunder, or any successor to the Landlord's interest in the Building, shall sell, convey, transfer or assign the Landlord's interest in the Building, all liabilities and obligations on the part of the original Landlord, or such successor, under this Lease shall thereupon and thereby be released, and thereupon all such liabilities and obligations shall be binding upon the new owner and Tenant shall look solely to such new owner for the performance of any of Landlord's obligations hereunder. This Lease and Tenant's rights and obligations hereunder shall not otherwise be affected by any such sale, conveyance, transfer or assignment and Tenant agrees to attorn to such new owner, and such transferee agrees to recognize Tenant under this Lease as if transferee were the original landlord party hereto.

                              ARTICLE 23 - NOTICES

Section 23.1 - Notices To Tenant

        Except as otherwise in this Lease provided, a bill, demand, statement, consent, notice or communication which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing, delivered personally to Tenant or sent by certified, registered or express United States mail, return receipt requested and postage prepaid, or sent prepaid by overnight or same day carrier or courier service which maintains records of delivery, attempts at delivery and receipts in a manner similar to those records kept by the U.S. Postal Service for its certified mail, return receipt requested service, with such return receipt service requested from such carrier or courier, addressed to Tenant at the address set forth in Paragraph K of the Summary of Basic Terms, or at such other address as Tenant shall designate by notice given as herein provided.

Section 23.2 - Notices to Landlord

        Any notice, request, demand or communication by Tenant to Landlord must be in writing and delivered personally to Landlord or sent by certified, registered or express United States mail, return receipt requested and postage prepaid or sent prepaid by overnight or same day carrier or courier service which maintains records of delivery, attempts at delivery and receipts in a manner similar to those records kept by the U.S. Postal Service for its certified mail, return receipt requested service, with such return receipt service requested from such carrier or courier, addressed to Landlord, at the address set forth in Paragraph K of the Summary of Basic Terms, or at such other address as Landlord shall designate by notice given as herein provided. If Tenant is notified of the identity and address of Landlord's mortgagee or beneficiary under a deed of trust, or ground or underlying lessor, Tenant shall give such party notice of any default by Landlord hereunder in the same manner Tenant is to give Landlord notice hereunder, and if an opportunity to cure such default is provided hereunder, such party shall have a reasonable opportunity to cure such default before Tenant's exercising any remedy available to it. Notwithstanding, Tenant may pursue a cause of action for recovery of damages from Landlord at any time.

Section 23.3 - Notices Generally

        Rejection or refusal to accept a notice, request, demand or communication given in the manner required by this Article, or the inability to deliver same because of a changed address of which no notice was given, shall be

                                       27


deemed to be a receipt of the notice, request or demand sent. Notwithstanding any provision to the contrary contained in this Lease, no provision in this Lease shall preclude service of notices in accordance with any state or local law.

                          ARTICLE 24 - SECURITY DEPOSIT

        Tenant shall deposit in cash with Landlord the sums specified in this Article as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease (the "Security Deposit"). Paragraph M of the Summary of Basic Terms sets forth the initial amount of Tenant's Security Deposit, which Tenant shall deposit with Landlord upon Tenant's execution of this Lease. Tenant shall increase the initial amount of the Security Deposit by depositing in cash with Landlord an additional amount equal to the amount per month of all increases in Monthly Installments which Tenant becomes obligated to pay pursuant to Section 3.3.1, which deposit shall be made within thirty (30) day, after notice from Landlord to Tenant of the amount of such increase. Landlord shall have the right, without waiving any of Landlord's other rights and remedies under this Lease, upon the occurrence of any of the events of default described in Article 16, to apply the Security Deposit to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions of this Lease. If Tenant has kept and performed all terms, covenants and conditions of the Lease during the Term, Landlord will within thirty (30) days following the termination hereof return the Security Deposit to Tenant or the last permitted assignee of Tenant's interest hereunder at the expiration of the Term. Should Landlord use any portion of the Security Deposit to cure any default by Tenant hereunder, Tenant shall replenish the Security Deposit to the full amount within ten (10) days after notice. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any portion of the Security Deposit. Upon any sale or transfer of its interest in the Building, Landlord may transfer the Security Deposit to its successor in interest and thereupon Landlord shall be released from any liability or obligation with respect thereto.

                             ARTICLE 25 - BROKERAGE

        Tenant represents and warrants that the broker or brokers specified in Article N of the Summary of Basic Terms was/were the sole broker or brokers who negotiated and brought about the consummation of this Lease, and that no discussions or negotiations were had with any other broker, agent or finder concerning the leasing of the Premises. Each party hereby agrees to indemnify, protect, defend and hold the other harmless from and against any claims for brokerage commissions made by any broker, agent or finder not specified in Article N of the Summary of Basic Terms arising out of any dealings, actions, discussions, negotiations or contracts allegedly had with or on behalf of such party, and from and against any and all losses, costs, expenses, liabilities and damages suffered or incurred by such party as a consequence thereof, including, without limitation, attorneys' fees and costs. In reliance on the foregoing representation, warranty and indemnification by Tenant, Landlord hereby agrees with Tenant that Landlord shall pay such commission or compensation due to said broker or brokers in connection with the consummation of this Lease pursuant to any separate agreement between Landlord and such broker. The provisions of this
Article 25 shall survive the expiration or earlier termination of this Lease.

                           ARTICLE 26 - MISCELLANEOUS

Section 26.1 - Capitals and Construction

        The marginal notes and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor do they in any way affect this Lease. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

Section 26.2 - Definitions

        The term "Landlord" as used in this Lease means only the owner or mortgagee in possession or grantee in possession under a deed of trust, or the owner of a lease of the Project (or part thereof in which the Premises is situated) for the time being. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

Section 26.3 - Successors and Assigns

        The covenants contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors, and, except as otherwise provided in this Lease, their assigns.

Section 26.4 - Landlord's Approval

        The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the Exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such items for its intended use, and shall not constitute an assumption of risk with respect to same, nor a representation or certification by Landlord nor an estoppel against Landlord that such matter is safe or reasonable or in compliance with applicable laws. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Project and under this Lease, and no third parties, including, without limitation Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.

Section 26.5 - Joint and Several Liability

        If a partnership or more than one legal person at any time constitutes Tenant, (1) each partner and each legal person is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants,


                                       28


conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and (2) the term "Tenant" as used in this Lease shall mean and include each such partner or legal person jointly and severally and the act of or notice from or notice or refund to, or the signature of, any one or more of them, with respect to this Lease, including but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

Section 26.6 - Governing Law

        This Lease shall be governed by and construed in accordance with the laws of the State of California.

Section 26.7 - Severability

        In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such teem, covenant, condition, provision or agreement shall in no way affect any other term, covenant, condition, provision or agreement herein contained, unless the elimination of such term materially and adversely affects the fundamental rights and benefits of either party to this Lease.

Section 26.8 - Security Systems

        Landlord shall not be obligated to provide or maintain any security patrol or security system. However, if Landlord elects to provide such patrol or system in the Building or the Common Areas, the cost thereof shall be included in Operating Costs as defined in Section 3.4.1. Landlord shall not be responsible for the quality of any patrol or system which is presently or in the future provided in the Premises, Building or Project, or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

Section 26.9 - Time of the Essence

        Time is of the essence with respect to the performance of each and every provision of this Lease to be performed by Tenant and Landlord.

Section 26.10 - Recordation

        Neither this Lease, nor without Landlord's consent, which shall not be unreasonably withheld, any notice or memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall give Landlord the right to declare a breach of this Lease and pursue the remedies provided herein. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form. In the event a memorandum of this Lease is recorded, either at the request of Landlord or Tenant, upon expiration of the Term or earlier termination as provided herein, Tenant agrees to execute and deliver, in recordable form, a quitclaim deed releasing all of its interest in the Premises and the Project to Landlord.

Section 26.11 - Change of Name

        If the name of Tenant or any successor or assign shall be changed during the term of this Lease, such party shall promptly notify Landlord thereof, which notice shall be accompanied by a certified copy of the document effecting such change of name.

Section 26.12 - Estoppel Certificates

        Tenant shall at any time and from time to time upon not less than ten
(10) days' prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which such estoppel certificate has been reasonably requested by Landlord or any current or prospective purchaser, mortgagee (or beneficiary under a deed of trust), ground lessor or underlying lessor, including without limitation (a) that this Lease is unmodified and in full force and effect (or, if modified, adequately identifying such modification and certifying that this Lease, as so modified, is in full force and effect) and (b) the dates to which the Base Annual Rent, additional payments and other charges are paid, (c) whether or not there is any default by Landlord to the best of Tenant's knowledge, or by Tenant, in the performance of any term, covenant, condition, provision or agreement contained in this Lease and (d) whether or not to the best of Tenant's knowledge, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed under this Lease and, if there are, specifying each such default, setoff, defense or counterclaim. Any such statement may be conclusively relied upon by any prospective purchaser or lessee, encumbrance or ground lessor of the Premises or of all or any portion of the Project. Tenant's failure to deliver such statement within such time shall be deemed a statement that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, nor any setoffs, defenses or counterclaims, and that no more than one month's Base Annual Rent has been paid in advance. Additionally, upon not less than ten (10) days' prior written notice from Tenant, Landlord shall execute and deliver to Tenant a statement in writing certifying, to the best of Landlord's knowledge, whether
(a) this Lease is unmodified and in full force and effect and (b) Tenant is not in default of its obligations under this Lease. Any such statement may be conclusively relied upon by any prospective sublessee or assignee or any person who may be succeeding to the interest of Tenant under this Lease, and any failure by Landlord to so deliver such a statement shall be deemed to certify that this Lease is unmodified and in full force and effect and that Tenant is not in default hereunder.

                                       29


Section 26.13 - Authority

        If Tenant or Landlord signs as a corporation, partnership, limited liability company or other legal entity, each of the persons executing this Lease on behalf of Tenant or Landlord does hereby covenant and warrant that the party on whose behalf such person(s) sign is a duly authorized and existing entity, has and is qualified to do business in the state where the Project is located, has full right and authority to enter into this Lease, and that each and every person signing on behalf of such party is authorized to do so. Upon Landlord's or Tenant's request, the other party shall provide the requesting party with evidence satisfactory to the requesting party confirming the foregoing covenants and warranties.

Section 26.14 - Attorneys' Fees

        In the event that either Landlord or Tenant fails timely to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease or the right of either party under this Lease, the matter shall be settled by judicial proceedings and the defaulting party or the party not prevailing in such matter, shall, in addition to any other relief, pay all reasonable fees, costs and expenses of the other party with respect to such proceeding, including without limitation, court costs, expert witness fees, costs and expenses of investigation, and all reasonable attorneys' fees, costs and expenses, in enforcing or establishing the other party's rights hereunder in any such proceeding, including without limitation, in any action or participation in or in connection with any case or proceeding under Chapters 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in appellate proceedings or in connection with the enforcement or collection of any judgment obtained in any such proceeding. The parties hereto expressly agree that (i) all fees, costs and expenses, including without limitation, attorneys' fees, costs and expenses incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding shall be payable as a separate item and a further obligation severable from the other items payable under this Section, and (ii) the provisions of this sentence shall survive the entry of any judgment in any such proceeding and shall not merge or be deemed to have merged into any such judgment.

Section 26.15 - Waiver of Trial By Jury; Venue; Jurisdiction

        The respective parties hereto hereby waive trial by jury and any objection to venue in the county in which the Project is located, and agree and consent to personal jurisdiction of the courts of the State of California, in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.

Section 26.16 - Substitution of Premises

        [Intentionally omitted]

Section 26.17 - Binding Effect

        Submission of this instrument for examination or signature by Tenant does not constitute an offer to lease, or a reservation of or option for a lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 26.18 - Signs

        Tenant shall have the right to display and maintain, at Tenant's expense, on the exterior of the Premises, or in the interior of the Premises if visible from the exterior of the Premises, only such signs, names, insignia, trademarks and other descriptive, symbolic or decorative material of any kind ("Sign" or "Signs"): (a) as shall have first received the written approval of Landlord as to type, size, color, location and other design features; (b) as shall comply with the provisions and criteria of the Sign Program set forth in Exhibit F hereto to the extent applicable; and (c) for which Tenant has first obtained, at Tenant's expense, all required governmental approvals. Landlord's review of Signs shall be made in accordance with the provisions and criteria set forth in Exhibit F to the extent applicable. Notwithstanding any other provision of this Lease, in no event shall Tenant make any alteration or addition to or improvement on or visible from the exterior of the Premises without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion.

Section 26.19 - No Merger

        The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

Section 26.20 - Acknowledgment of Waivers and Limitations

        TENANT SPECIFICALLY ACKNOWLEDGES THAT THIS LEASE CONTAINS CERTAIN WAIVERS OF CERTAIN STATUTORY AND COMMON LAW RIGHTS AND CERTAIN LIMITATIONS ON DAMAGES AND THAT TENANT HAS AGREED THERETO.

Section 26.21 - Exhibits: Riders: Addenda

        This lease consists of pages 1 through 33, inclusive, together with the Summary of Basic Terms and Exhibits A through F, all of which are made a part hereof as though fully set forth herein.

                                       30


                          ARTICLE 27 - OPTION TO EXTEND

Section 27.1 - Grant of Options

        Landlord hereby grants Tenant one (1) option to extend the Term of this Lease, for an additional period of five (5) years (such period may be referred to as the Option Term ), as to all (but not part) of the Premises as such may then exist, upon and subject to the terms and conditions set forth in this
Article 27 (the Option To Extend).

Section 27.2 - General Provisions

        The Option Term shall commence immediately after the expiration of the initial Term of the Lease. Tenant's hiring of the Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that (a) the Base Annual Rent shall be equal to the Option Term Base Rent, defined and determined in the manner set forth in Section 27.5 below,
(b) Tenant shall accept the Premises, Building and Project in an AS IS condition without any obligation of Landlord to repaint, remodel, improve or alter the Premises, Building or Project or to provide Tenant any allowance for any of the foregoing and (c) there shall be no further option or right to extend the Term of the Lease, or any right to renew this Lease during the Option Term. If Tenant timely and properly exercises the Option To Extend, references in the Lease to the Term shall be deemed to mean the Option Term unless the context clearly requires otherwise.

Section 27.3 - Exercise

        Tenant's election to exercise the Option To Extend must be given to Landlord in writing no later than One Hundred Eighty (180) days prior to the expiration of the initial Term of the Lease.

Section 27.4 - Effect of Default or Occupancy

        Notwithstanding anything to the contrary contained herein, all rights of Tenant pursuant to the Options to Extend shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised the Option to Extend granted herein, if (a) at the time of exercise of the Option To Extend or at the time of commencement of the Option Term, there exists a default, as defined in Section 16.1 of the Lease, or any act or omission on the part of Tenant, which, with the passage of time or the giving of notice, or both, would constitute a default under Section 16.1 of the Lease, or (b) Landlord has given Tenant two (2) or more notices of the existence of a default, as defined in Section 16.1 of the Lease, during the initial Term of the Lease, whether or not such default is subsequently cured, or (c) a late charge has become payable pursuant to Section 3.6.1 of the Lease three (3) or more times during the initial Term of the Lease, or (d) Tenant does not occupy all of the Premises at the time of exercise of an Option To Extend or at the time of commencement of the Option Term. In the event of a termination of the Option To Extend pursuant to this Section 27.4, Tenant shall reimburse Landlord for all cost and expense Landlord incurs in connection with Tenant's exercise of the Option to Extend, including, without limitation, with respect to any brokerage commissions.

Section 27.5 - Option Term Rent

        The Option Term Base Rent for the Premises for the Option Term shall mean the greater of (a) the Base Annual Rent payable by Tenant under this Lease for the twelve (12) month period immediately prior to the commencement of the Option Term (the Preceding Base Rent ); or (b) the Market Base Rent, which as used herein shall mean the amount of Base Annual Rent, including any annual or other periodic escalations, that Landlord, under commercially reasonable circumstances, could obtain from a third party desiring to lease the Premises under a lease containing terms and conditions substantially identical to those of this Lease, including without limitation additional rent payable by Tenant with respect to Building Costs, Project Costs, Taxes and Additional Taxes pursuant to Article 3 of the Lease, for the Option Term under market leasing conditions then existing, and taking into account the following: the length of term; the size, location, configuration and floor levels of the Premises; the type and quality of improvements in or amenities available to the Premises, Building and Project; age and location of the Building and Project; services to be provided by Landlord or by Tenant; the rent, all other monetary payments and escalations then obtainable for new leases of space comparable to the Premises in the locality of the Project; and other factors that would be relevant to a prospective lease by a third party of the Premises for the Option Term in determining what such party would be willing to pay therefor; but in each instance disregarding "Tenant Concessions" if any, then being offered to prospective new tenants of comparable space in the Project and in the locality of the Project. For purposes of the preceding sentence, the term "Tenant Concessions" shall include, without limitation, so-called free rent, tenant improvement allowances, moving allowances and lease takeovers. The determination of Market Base Rent based upon the foregoing criteria, shall be made by Landlord, in Landlord's sole discretion. Within thirty (30) days after Tenant's exercise of the Option To Extend, Landlord shall notify Tenant of Landlord's determination of Option Term Base Rent for the Premises. If Landlord's determination of the Option Term Base Rent is greater than the Preceding Base Rent, and if Tenant, in Tenant's sole discretion, disagrees with the amount of Option Term Base Rent determined by Landlord, Tenant may elect to revoke and rescind the exercise of the Option to Extend by giving written notice thereof to Landlord within ten (10) days after notice of Landlord's determination of Option Term Base Rent.

Section 27.6 - Options Personal

        The Option to Extend is personal to Smartflex Systems, Incorporated, a Delaware corporation, or to a Person who controls, is controlled by or is under common control with Smartflex Systems, Incorporated, a Delaware corporation (such Person shall be referred to herein as an "Affiliated Person"), and shall not be transferable or Assignable, by operation of law or otherwise, either in connection with an Assignment of the Lease, or a Sublease of all or part of the Premises, or otherwise, except to an Affiliated Person. Any purported Assignment of the Option To

                                       31


Extend other than an Affiliated Person shall be void and a material breach of this Lease, and shall constitute a default under this Lease.

        Section 27.7 - Time of Essence

        Without limiting the generality of Section 26.9 of this Lease, time is of the essence to each and every term and condition of this Article 27.

        Article 28 - Right of First Offer

        Prior to Landlord's leasing of any space in the remainder of Building 4, 980 Mission Court, Fremont, California, which comes available during the Term and the Option Term, Landlord shall notify Tenant, in writing, of the space so available in the configuration that Landlord intends to place on the market for lease. Tenant shall have ten (10) business days after receipt of such notice to notify Landlord, in writing, of Tenant's interest in leasing such space and, if so interested Landlord shall exclusively negotiate with Tenant, in good faith, for a period not to exceed twenty (20) business days after receipt of Tenant's notice to come to terms on the lease of such space. Such lease negotiations shall proceed on the basis that the lease terms are intended to reflect market conditions at that time. If Tenant fails to notify Landlord of its interest in such space within the 10-day period noted above, or affirmatively declines its interest therein, Landlord shall be free to market such space to the general public and enter into a lease with any person on any terms and conditions Landlord finds acceptable in its sole, absolute and arbitrary discretion. If Tenant does indicate interest in such space as provided above, but Landlord and Tenant have not executed a binding agreement respecting the lease of such space prior to the expiration of such 20-day period, Landlord shall be free to market such space to the general public and enter into a lease with any person on similar terms and conditions to which Landlord offered such space to Tenant or on more favorable terms to Landlord. In the event of such failed negotiations, and if Landlord fails to enter into any lease with a third party within ninety
(90) days after Landlord first markets the space to the general public, Landlord shall re-offer the space to Tenant pursuant to this Article 28. This right of first offer set forth above is personal to Smartflex Systems, Incorporated, a Delaware corporation and to an Affiliated Person, and may not be transferred or Assigned to other than an Affiliated Person and any such attempted transfer Assignment shall be void and a material breach of this Lease and shall constitute a default under this Lease.

        IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year set forth in Paragraph A of the Summary of Basic Terms.

TENANT:                                 LANDLORD:

SMARTFLEX SYSTEMS, INCORPORATED, a      MISSION COURT PROPERTIES, INC., a
Delaware corporation                    California corporation


By: /s/ James C. Cogan                               By: /s/ Sam Yip
    -----------------------------------                  -----------------------
    James C. Cogan                                       Sam Yip
    -----------------------------------                  -----------------------
Print Name:                                          Print Name:
Its: VP & GM, EMS Business Unit                      Its: VP of Finance
    -----------------------------------                  -----------------------

By: /s/ Joe L. Pendergrass                           By:
    -----------------------------------                  -----------------------
    Joe L. Pendergrass
    -----------------------------------                  -----------------------
Print Name:                                          Print Name:
Its: Director of Logistics                           Its:
    -----------------------------------                  -----------------------

                                   EXHIBIT A

                            DESCRIPTION OF PREMISES


                       [SCHEMATIC DRAWING OF FLOOR PLAN]



                                   EXHIBIT A
                                  Page 1 of 1

                                   EXHIBIT B

                               PROJECT DESCRIPTION



                         [SCHEMATIC DRAWING OF PROJECT]



                                   EXHIBIT B
                                  Page 1 of 1

                                    EXHIBIT C

                           CONFIRMATION OF LEASE TERM
                                       OR
                      CONFIRMATION OF COMMENCEMENT OF RENT

        THIS MEMORANDUM is made on __________, 1999, between MISSION COURT PROPERTIES, INC., a California corporation ("Landlord"), and Smartflex Systems, Incorporated, a Delaware corporation ("Tenant"), who entered into a lease dated for reference purposes as of March 1, 1999, covering certain premixes located at 980 Mission Court, Fremont, California, as more particularly described in the Lease. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

        1. The parties to this Memorandum hereby agree that the date of __________, 1999 is [Mark One] ____ the "Commencement Date" or ____ the "Rent Commencement Date".

        2. Tenant hereby confirms the following:

                (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

                (b) That the improvements required to be furnished according to the Lease by Landlord have been Substantially Completed, except as follows:

                (c) That Landlord has fulfilled all of its duties of an inducement nature;

                (d) That the Lease has not been modified, altered or amended, except as follows:

                (e) That there are no offsets or credits against rentals, nor has any security deposit been paid except as provided by the Lease terms;

                (f) That the total cost of the Tenant Improvements through the date marked in Paragraph 1 above was $________________. Landlord has contributed $__________________ to such improvements through such date, which sum has been paid; and

                (g) That the Lease is in full force and effect.

        3. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

TENANT:                                              LANDLORD:

SMARTFLEX SYSTEMS INCORPORATED, a Delaware           MISSION COURT PROPERTIES, INC., a California
corporation                                          corporation

By: /s/ James C. Cogan                               By: /s/ Sam Yip
    -----------------------------------                  --------------------------------------
    James C. Cogan                                       Sam Yip
    -----------------------------------                  --------------------------------------
Print Name:                                          Print Name:
Its: VP & GM, EMS Business Unit                      Its: VP of Finance
    -----------------------------------                  --------------------------------------

By: /s/ Joe L. Pendergrass                           By:
    -----------------------------------                  --------------------------------------
    Joe L. Pendergrass
    -----------------------------------                  --------------------------------------
Print Name:                                          Print Name:
Its: Director of Logistics                           Its:
    -----------------------------------                  --------------------------------------

DETAILS OF THIS EXHIBIT WILL BE COMPLETED WITHIN TEN (10) DAYS AND ALL BLANK ITEMS, NOW EMPTY, WILL BE COMPLETED.




                                    EXHIBIT C
                                   Page 1 of 1

                                    EXHIBIT D

                     WORK LETTER AND CONSTRUCTION AGREEMENT
                                   (Allowance)

        This agreement (the "Work Letter") supplements the Lease dated March 21, 1999 executed concurrently herewith by MISSION COURT PROPERTIES, INC., a California corporation, as Landlord and SMARTFLEX SYSTEMS, INCORPORATED, a Delaware corporation, as Tenant (the "Lease").

        1. Design Matters.

        1.1 Landlord, through its architects and/or space planners ("Landlord's Architect"), shall prepare the Design Documents (defined below) and the Construction Drawings (defined below), as they may be modified as provided herein, in accordance with the design specified by Tenant and reasonably approved by Landlord.

        1.2. Tenant shall be responsible for the suitability for the Tenant's needs and business of the design and function of all Tenant Improvements (defined below). Tenant, at its own expense, shall devote such time and provide such instructions as may be necessary to enable Landlord to complete the matters described below and to obtain:

               (a) Upon execution of the Lease, Tenant's written approval of the Design Documents approved in writing by Tenant; and

               (b) Within seven (7) days after execution of the Lease, Tenant's written approval of a nonbinding preliminary estimate of Phase 1 of the Tenant Improvements ("Phase 1 Preliminary Estimate") provided by Landlord of the cost of Phase 1 of the Tenant Improvements shown on the Construction Drawings or the Design Documents; and

               (c) Within fourteen (14) days after execution of the Lease, Tenant's written approval of the Construction Drawings relating to Phase 1 of the Tenant Improvements approved in writing by Tenant; and

               (d) Within seven (7) days after execution of the Lease, Tenant's written approval of a nonbinding preliminary estimate of Phase 2 of the Tenant Improvements ("Phase 2 Preliminary Estimate") provided by Landlord of the cost of Phase 2 of the Tenant Improvements shown on the Construction Drawings or the Design Documents; and

               (e) Within fourteen (14) days after execution of the Lease, Tenant's written approval of the Construction Drawings relating to Phase 2 of the Tenant Improvements approved in writing by Tenant.

        1.3. Certain Definitions. The following definitions shall apply for purposes of this Work Letter:

               (a) "Construction Drawings" shall mean the final architectural and engineering plans and specifications for the real property improvements to be constructed by Landlord in the Premises, which may be prepared in phases relating to Phase 1 and Phase 2 of the Tenant Improvements, including all of the Tenant Improvements and the Landlord-Provided Improvements, in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall include among other things, the location of all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone and network outlets and other installations required by Tenant, as well as wall finishes and floor coverings;

               (b) "Design Documents" shall mean layout plans and specifications for the Tenant Improvements to be constructed by Landlord in the Premises which are the final product of the preliminary space planning and which include, among other things, the location of all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone and network outlets and other installations required by Tenant, as well as wall finishes and floor coverings, in sufficient detail for Landlord to commence preparation of the Construction Drawings (defined below);

               (c) "Landlord-Provided Improvements" shall mean the repair of all floor drains in the Premises, and the repair and sealing of all floors currently existing in the Premises (and in addition to any other repair work to be done by Landlord pursuant to Section 2.3 of the Lease) all at the sole cost and expense of Landlord. The construction and installation of the Landlord-Provided Improvements is sometimes referred to herein or in the Lease as "Landlord's Work"; and

               (d) All real property improvements, to be constructed by Landlord as shown on the Construction Drawings (other than the Landlord-Provided Improvements, as noted therein), as they may be modified as provided herein, shall be defined as "Tenant Improvements," and the construction and installation of such Tenant Improvements is sometimes referred to herein or in the Lease as "Landlord's Work". The Tenant Improvements shall be constructed and installed in two (2) phases, "Phase 1" and "Phase 2," as noted in the Construction Drawings. The contemplated Tenant Improvements and the two phases hereof hereby are generally as described in Schedule 1 attached to and made a part of this Work Letter

                                   EXHIBIT D

        2. Construction: Landlord's Contribution; Tenant Improvement Costs.

        2.1. Construction: Landlord's Contribution. Landlord shall complete the construction of the Tenant Improvements in a good and workmanlike manner, up to a maximum cost to Landlord of Two Hundred Thousand Five Hundred Ten and No/100 Dollars ($209,510.00) ("Landlord's Maximum Contribution").

        2.2 Tenant Improvement Costs. The cost of the Tenant Improvements ("Tenant Improvement Costs") to be paid by Landlord from, but not in excess of, Landlord's Maximum Contribution shall include:

               (a) The costs of Landlord's Architect and any other consultants retained by Landlord in connection with the preparation of Design Documents and Construction Drawings, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

               (b) All costs of obtaining from the City of Fremont and any other governmental authority building and occupancy permits, if any;

               (c) All costs of interior design and finish schedule plans and specifications;

               (d) All direct and indirect costs of procuring, installing and constructing the Tenant Improvements, including without limitation: (i) the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered or provided by Landlord in connection with construction of the Tenant Improvements which shall be equal to seven percent (7%) of the total cost of the construction and installation of the Tenant Improvements, and (ii) the cost of any services or utilities made available by Landlord, and

               (e) All fees payable to Landlord's architectural and engineering firm if it is required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Construction Drawings.

In no event shall the Tenant Improvement Costs include (i) any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property ("Personal Property") to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant, or (ii) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises. Landlord and Tenant acknowledge that no as-built drawings of the Premises will be made.

        2.3. Limitations of Landlord's Obligations. Upon Substantial Completion of the Tenant Improvements in compliance with the Construction Drawings, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in the Tenant Improvements or, except as provided in
Section 2.3 of, or elsewhere in, the Lease, to complete or repair the Tenant Improvements. If Landlord's Maximum Contribution exceeds Tenant Improvement Costs, then Landlord shall apply such excess as a credit to Tenant's next payments of Base Annual Rent coming due.

        3. Costs of Tenant Improvements in Excess of Landlord's Maximum Contribution. As soon as reasonably available after completion of the Construction Drawings, Landlord shall notify Tenant in writing of the costs of the Tenant Improvements in excess of the Landlord's Maximum Contribution (such notification shall be referred to as "Landlord's Cost Statement"). Within five
(5) days after receipt of Landlord's Cost Statement, Tenant shall, in writing, give Landlord authorization to complete the Tenant Improvements in accordance with the Construction Drawings and Tenant shall accompany said authorization with a good check made payable to the order of Landlord in the amount of the excess cost authorized by Tenant of the Tenant Improvements over Landlord's Maximum Contribution. In such authorization, Tenant may, pursuant to Section 4, request a Change Order (defined below) to the approved Construction Drawings to reduce or delete all or part of such excess costs, but any delay in completion of the Premises resulting from such request for a Change Order or from the changes so made or necessitated shall be chargeable as Tenant Delay as provided in Section 5. If such written authorization and check (if applicable) are not received by Landlord, Landlord shall not be obligated to commence work on the Premises and any resulting delay in the completion of the Premises shall be chargeable against Tenant as Tenant Delay as provided in Section 5 of this Work Letter. Additionally, and regardless of whether the cost of the Tenant Improvements exceeds Landlord's Maximum Contribution, the acquisition and installation of conductive floor tile as part of the Tenant Improvements shall be made at Tenant's sole cost and expense. Notwithstanding any contrary implication or expression in the Lease, such conductive floor tile shall be and remain throughout the Term of the Lease and thereafter Tenant's personal property, and Tenant may remove the same upon the expiration or earlier termination of the Lease.

        4. Changes. If Tenant shall request any change, addition or alteration in the approved Construction Drawings, Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a change order (the "Change Order") in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) business days following Tenant's receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate and if such cost is in excess of Landlord's Maximum Contribution, Tenant shall accompany such approval with a good check made payable to the order of Landlord in the amount of the estimated cost of preparing the Change Order and performing the work thereto, and the foregoing shall constitute Tenant's authorization to proceed. If such written authorization, and check if required, are not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith. Upon completion of the work of the Change Order and submission of the final cost thereof by Landlord to

                                   EXHIBIT D
                                  Page 2 of 6


Tenant, Tenant shall promptly pay to Landlord any such additional amounts in excess of Landlord's Maximum Contribution.

        5. Tenant Delay. If the completion of the Tenant Improvements in the Premises is delayed (i) at the request of Tenant, (b) by Tenant's failure timely to comply with the provisions of this Work Letter, (iii) by Tenant's failure timely to approve, pursuant to Section 1.2, Construction Drawings which are consistent with the Design Documents, or by Tenant's request for change, addition or alteration in the Construction Drawings which is not consistent with the Design Documents, (iv) by all changes or alterations in the work ordered by Tenant or by extra work ordered by Tenant, or (v) because Tenant chooses to have additional work performed by Landlord, then Tenant shall be responsible for all costs and any expenses occasioned by such delay including, without limitation, any costs and expenses attributable to increases in labor or materials; and each such event shall be a "Tenant Delay" and as provided in Section 2.1 of, or elsewhere in, the Lease, for purposes of establishing the commencement of Tenant's obligations under the Lease which have not commenced prior to Substantial Completion, including, without limitation, the Rent Commencement Date, the date on which such obligations commence shall be advanced one day for each day of Tenant Delay.

        6. Entry By Tenant. Tenant may, with Landlord's written consent, enter the Premises after the Commencement Date but prior to the Rent Commencement Date solely for the purpose of installing Tenant's Personal Property as long as such entry will not interfere with the orderly construction and completion of the Phase 1 of the Tenant Improvements. Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord's approval the scope of the work to be performed and the name(s) of the contractor(s) who will perform such work. Tenant hereby indemnifies and agrees to protect, defend and hold Landlord, any mortgagee, ground lessor or beneficiary of a mortgage, ground lease or deed of trust related to the Premises, the Building or the Project harmless from and against any and all suits, claims, actions, losses, costs or expenses (including claims for worker's compensation) of any nature whatsoever, together with reasonable attorneys' fees for counsel of Landlord's choice, arising out of or in connection with the installation of Tenant's Personal Property (including but not limited to claims for breach of warranty, personal injury or property damage). Landlord shall have the right, in Landlord's sole and exclusive discretion, to settle, compromise, or otherwise dispose of any and all suits, claims, and actions related to the installation of Tenant's Personal Property or equipment, to the extent such claims are made against Landlord. Any defense made by Tenant under this Section 6 shall be made only with counsel (i) previously approved in writing by Landlord, and (ii) willing to cooperate with counsel of Landlord's choice in connection with such defense. The obligations of Tenant under this Section 6 of this Work Letter shall survive the expiration or earlier termination of the Lease and the performance of Landlord's Work and the installation of Tenant's Personal Property under this Work Letter. Additionally, after the Rent Commencement Date, to the extent that Landlord has not completed both Phases of the Tenant Improvements, Landlord shall continue with Landlord's Work as if Tenant were not occupying the Premises in an effort to complete the Tenant Improvements as otherwise provided herein. Further, during the conduct of Landlord's Work, absent Landlord's or its employee's, agents' or contractors' gross negligence or willful misconduct, Landlord shall not be liable in any way for any injury, loss, or damage which may occur to any items of work constructed by Tenant or other property of Tenant that may be placed in the Premises by Tenant, or the interference with Tenant's operations in the Premises, all being at Tenant's sole risk.

        7. Timing of Work. Subject to extension for Tenant Delay, Landlord shall use commercially reasonable and diligent efforts to substantially complete the construction and installation of (i) the Landlord-Provided Improvements by March 21, 1999, (ii) Phase 1 of the Tenant Improvements by April 21, 1999 (which may be evidenced by the issuance of a temporary certificate of occupancy or equivalent from the City of Fremont), and (iii) Phase 2 of the Tenant Improvements by May 7, 1999. As provided in Section 2.2.2 of the Lease, Landlord's failure to complete any aspect of Landlord's Work on or before the dates provided above shall in no manner affect the validity of the Lease or incur any liability on the part of Landlord, but shall permit Tenant the right to terminate the Lease i certain circumstances as provided in Section 2.2.2 of the Lease.

        8. Defined Terms. Capitalized terms used in this Work Letter and not otherwise defined, other than terms capitalized in the ordinary course of punctuation, shall, unless otherwise specified herein, have the same meanings and definitions set forth in the Lease.

        9. Force and Effect. The terms and conditions of this Work Letter supplement the Lease and shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference. Should any inconsistency arise between this Work Letter and the Lease as to the specific matters which are the subject of this Work Letter, the terms and conditions of this Work Letter shall control.


                                   EXHIBIT D

        IN WITNESS WHEREOF, the Parties hereto have executed this Work Letter as of the date first set forth in the Lease.


TENANT:                                              LANDLORD:

SMARTFLEX SYSTEMS INCORPORATED, a Delaware           MISSION COURT PROPERTIES, INC., a California
corporation                                          corporation

By: /s/ James C. Cogan                               By: /s/ Sam Yip
    -----------------------------------                  --------------------------------------
    James C. Cogan                                       Sam Yip
    -----------------------------------                  --------------------------------------
Print Name:                                          Print Name:
Its: VP & GM, EMS Business Unit                      Its: VP of Finance
    -----------------------------------                  --------------------------------------

By: /s/ Joe L. Pendergrass                           By:
    -----------------------------------                  --------------------------------------
    Joe L. Pendergrass
    -----------------------------------                  --------------------------------------
Print Name:                                          Print Name:
Its: Director of Logistics                           Its:
    -----------------------------------                  --------------------------------------

                                   EXHIBIT D

                                   SCHEDULE 1
                  [General Description of Tenant Improvements]

ASSUMPTIONS:
------------
 1.  Floor will be repaired and moisture sealed up to 9 lbs.
 2.  All HVAC units will be repaired and delivered in good working condition.
 3.  All internal lighting will be repaired and usable.
 4.  Electrical requirements will be sufficient for equipment operation.
 5.  Roof clean and any leaks repaired. All downspout cleaned.
 6.  Balance of building in acceptable condition.
 7.  Provide keys for all locking doors.
 8.  Tile areas of current offices will be carpeted over. (Reference Only)

NEW TENANT IMPROVEMENTS: (see new layout)
------------------------

PHASE I -- Production

 1. In rear of building, we need a wall constructed, open top, to enclose the space from the employee door to the current office line, for employee lockers and smock storage.

 2. All three overhead doors will need to be enclosed fully with a dual swinging door access. This provided weather protection and a HVAC conservation. (See layout)

 3. An additional 200 feet of 20 foot high chain link fence will need to be installed.

 4. All offices and production area walls will need to be repainted. (See color spec below)

 5. All current offices and non production hallways will need to be re-carpeted and new cove base installed. (See spec below)

 6. New walls installed in two offices where marked. New doors moved or installed in two locations. (See Layout)

 7. Panels next to men's urinals to be replaced. One in each bathroom.

 8. Floor tile and cove needs to be replaced in every bathroom, men's particularly. Match cove color as close as possible.

 9. Removal of North portion of wall, after arch opening, in current lunchroom needs to be done.

10. New wall to be constructed, with 3' access door to production floor, to close off back access stair from the production floor. Access door to have glass panel.

11. Build cover with access door over large transformer in computer room. (Per layout, we think a 4' access area is required.

12. New outside roof access, since this building has no current access. Install secure metal ladder in locked pad area in rear of building.

13. Re-key locks for new tenant on all outside security doors.

PHASE II -- New Offices:

14. Enclose the current entry way as the new lobby. Entry doors style the same as current and a new glass wall on north side to large pillar. Carpeted floor.

15. Structure the current lobby to contain a conference room, with pocket door, an access aisle and the current two alcoves. Provide locking folding doors on two alcoves on North side of current lobby.

16. Glass Windows on South side on current entry are replaced with a single wide glass door and one glass panel.

17. New layout of offices to be installed across the front glass window portion of the building. Consisting of one large conference room, two small bathrooms, one small kitchenette with cabinet storage, one small conference room and seven offices. These offices will have glass panels beside or above doors for light transmission. A wall in front of these offices will separate the offices from the production floor. One double door, with glass panels from this area to production floor, per layout.

18. New electrical distribution to support changes to offices.

19. Mini blinds for all required office windows and glass panels beside doors. Same color as walls.

SPECS:
------

Paint - Everguard coatings
        Walls 597T white 4200 series
        Accent wall 640V D4200
        Door and Trim 640V D6900

Carpet - Windsor Blue, United Tech products, contact Chris Hughes 800-225-6052 or other brand or product closer to the same color and quality, if this specified carpet is not readily available.

Cove Base - Burke 4" 323-p bluebonnet

Counter tops - Brittany blue d-321-6

Ceiling tile - Armstrong 769a


                                   EXHIBIT D

The following is an assessment of ADA requirements and a list of items need corrective work in order to comply with the ADA codes:

FIRST FLOOR

Drinking Fountain
-----------------

Bubbler height requirement is maximum 36" above floor, existing height is 37". Bottom of drinking fountain is required to be 27" minimum. Existing is 26-1/2". Width of alcove is required to be minimum 32" wide, existing is 31-1/2" wide.

Women's Restroom
----------------

The maximum toe clearance for lavatories is 6" from wall. The installed lavatories are at 12".

Handicap toilet compartment requires 48" in front of water closet. Measured dimension is 47".

Toilets need to be replaced. The maximum allowable height of the toilet is 19", existing seat is 19-1/2". The flush valve must be located on the approach side of tank. Existing valve is on the wall side. Does not comply.

Sanitary Napkin Dispenser maximum height must be 40", existing is installed at 45".

Men's Restroom
--------------

Lavatory counter height must not exceed 34". Existing height is 35". The maximum toe clearance for lavatories is 6" from wall. The installed lavatories are at 12".

Handicap stall grab bars are located 50" from rear wall. Requirement is 52". Coat hook currently installed at 65". Requirement is 40" maximum.

Toilets need to be replaced. The maximum allowance height of the toilet is 19", existing seat is 19-1/2". The flush valve must be located on the approach side of tank. Existing valve is on the wall side. Distance between center line of water closet and side wall is required to be 18", existing condition is 17-1/2".

SECOND FLOOR

Women's Restroom
----------------

Lavatory counter height must not exceed 34", existing height is 35". The maximum toe clearance for lavatories is 6" from wall. The installed lavatories are at 12". 30" X 48". Clear floor space not provided without obstruction of door.

Handicap toilet compartment requires 48" in front of water closet. Measured dimension is 41-1/2".

Toilets need to be replaced. The maximum allowable height of the toilet is 19", existing seat is 19-1/2". The flush valve must be located on the approach side of tank. Existing valve is on the wall side. Distance between center line of water closet and side wall is required to be 18", existing condition is 17-1/2".

Grab bars above toilet tank are required to be 36" above floor, existing is 35".

Men's Restroom
--------------

Lavatory counter height must not exceed 34", existing height is 35". The maximum toe clearance for lavatories is 6" from wall. The installed lavatories are at 12". 30" X 48" clear floor space not provided without obstruction of door.

Toilets need to be replaced. The maximum allowable height of the toilet is 19". Existing seat is 19-1/2". The flush valve must be located on the approach side of tank. Existing valve is on the wall side. Does not currently comply. Distance between center line of water closet and side wall is required to be 18". Existing condition is 17-1/2". Coat is installed at 66", requirement is 40". Grab bar installed at 33-1/2", requirement is 33".

Stairwells
----------

The handrail at the both stairwells will have to be extended to meet the minimum extension requirement.


                                   EXHIBIT D

                                    EXHIBIT E

                              RULES AND REGULATIONS

        1. No sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises or the Building and Tenant shall further, at Tenant's own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

        2. No awning or other projection shall be attached to the outside walls or windows of the Building or Project without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord which consent will not be unreasonably withheld or delayed. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be fluorescent, of a quality, type, design, bulb color, size and general appearance approved by Landlord.

        3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Building or Project, without the prior written consent of Landlord at Landlord's sole and exclusive discretion. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size, style, composition, material, location and general appearance acceptable to Landlord.

        4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building or Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Building or Project.

        5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or Project nor placed in public portions thereof without the prior written consent of Landlord.

        6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

        7. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building or the Project which, in Landlord's opinion, tends to impair the reputation of the Building or Project or its desirability as a first-class building for offices, research and development and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

        8. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

        9. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

        10. Tenant shall not use the name of the Building or Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Building or Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.



                                   EXHIBIT E
                                  Page 1 of 1

                                    EXHIBIT F
                            MISSION CORPORATE CENTER
                                  SIGN PROGRAM

        (1) Each tenant occupying more than 50% of a building shall have a maximum of one building mounted tenant identification sign. Signage for tenants occupying 50 % or less than 50 % of a building shall be approved on an individual basis.

        (2) Building mounted tenant identification signs shall conform to the following specifications:

                Sign: Maximum height is 4' and maximum length is 12', including company name and logo, not to exceed 30 sq.ft.

                Letters/Logo: Company name must be 1-1/2" thick high density foam, with plastic face. Entire color shall be black if the sign location is designated to be on the concrete wall (Building 4 only), and white if on the glass spandrel area (all other buildings). The logo must be the same material. Logo color may vary, but color must be approved by Landlord.

                Location: In a location approved by Landlord.

        (3) "Shipping" and "Receiving" signs may be painted on an exterior wall adjacent to truck doors. Such signs shall be black and shall be no larger than 6" by 24".

        (4) The sign contractor and the detailed sign drawing are to be approved in writing by Landlord.

        (5) Signs may be lighted from exterior at ground level in a manner approved by Landlord.

        (6) All signs must conform to the City of Fremont sign ordinance.

        This signage program is intended to maintain the high quality uncluttered image of the business park. Any deviation from the program must be approved in writing by the Landlord.






                                   EXHIBIT F
                                  Page 1 of 1